As filed with the Securities and Exchange Commission on April 11, 2000

                                           Registration No.333-__________
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                ----------------
                       MAGNITUDE INFORMATION SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

      DELAWARE                                    75-2228828
(State of Incorporation)                (I.R.S. EmployeeIdentification No.)

             50 Tannery Road, Suite 8, Branchburg, New Jersey 08876,
                                  (908)534-6400
                                   -----------
               (Address, including zip code, and telephone number,
                      including area code, of Rregistrant's
                          principal executive offices)

                                STEVEN D. RUDNIK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       MAGNITUDE INFORMATION SYSTEMS, INC.
                            50 TANNERY ROAD, SUITE 8
                          BRANCHBURG, NEW JERSEY 08876
                                 (908) 534-6400
                                   -----------
               (Address, including zip code, and telephone number,
                   including area code, or agent for service)
                                ----------------
                                   COPIES TO:
                             JOSEPH J. TOMASEK, ESQ.
                               75-77 NORTH BRIDGE
                          SOMERVILLE, NEW JERSEY 08876

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
                    PROPOSED          PROPOSED
    TITLE OF        MAXIMUM           MAXIMUM        MAXIMUM      AMOUNT
   SECURITIES        AMOUNT           OFFERING       AGGREGATE      OF
     TO BE           TO BE            PRICE PER      OFFERING    REGISTRATION
  REGISTERED(1)    REGISTERED         SHARE(1)       PRICE(1)      FEE(1)
---------------------------------------- ---------------------------------------
  Common Stock   19,482,086 shares    $ 1.91       $ 37,210,784    $11,276
  $.0001 par value
  per share
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock on April 5, 2000 as reported on the Electronic Bulletin Board over-the-counter market maintained by the National Association of Securities Dealers, Inc. (the ANASD@).


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

================================================================================

          PRELIMINARY PROSPECTUS: SUBJECT TO COMPLETION April __, 2000

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                                19,482,086 SHARES
                                  COMMON STOCK
                                 ---------------

     This is an offering of 19,482,086 shares of common stock of Magnitude Information Systems, Inc. (the "Company"or"Magnitude") issued or issuable under currently exercisable warrants, convertible preferred stock, convertible preferred stock , convertible notes and stock options. The warrants, convertible notes and stock options were issued by Magnitude to certain securityholders of Magnitude in private transactions during the past two years. The shares of common stock, either already issued or issuable upon the exercise of the warrants and stock options or upon the conversion of the convertible notes, may be sold from time to time by or on behalf of certain securityholders of Magnitude. See "Selling Securityholders". Only the selling securityholders identified in this prospectus are offering shares to be sold in the offering. Magnitude is not selling any shares in the offering. Magnitude's common stock is quoted on the Electronic Bulletin Board, over-the-counter market under the symbol "MAGY". On April 5, 2000, the average of the high and low prices reported of the common stock on the Electronic Bulletin Board was $1.91.

         Magnitude will not receive any of the proceeds from the sale of the common stock by the selling securityholders. Magnitude will receive the proceeds from the cash exercise of any of the warrants and stock options. See "Use of Proceeds". The selling stockholders may sell their shares from time to time throughout the offering through any legally available means, including brokers in public sales at market prices, directly or through agents in private sales at negotiated prices. They may also sell shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they comply with the requirements of Rule 144.

         You may contact Magnitude at Magnitude's principal executive offices located at 50 Tannery Road, Suite 8, Branchburg, New Jersey 08876 or by phone at
(908)534-6400. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

             THIS INVESTMENT INVOLVES CERTAIN HIGH RISKS. SEE "RISK
                         FACTORS" BEGINNING ON PAGE 8.
                                 ---------------
                  The date of this prospectus is April __, 2000

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms located at 450 Fifth Street, N.W., Washington, DC 20549, and its public reference facilities in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         This prospectus is part of a Form S-3 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

         Neither Magnitude nor any selling securityholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until the selling securityholders sell all of the securities:

         (a)(1) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

         All future reports and definitive proxy or information statements filed under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this registration statement from the date of filing of such documents.

         Upon request, we will provide without charge a copy of this prospectus, and a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Magnitude Information Systems, Inc., 50 Tannery Road, Suite 8, Branchburg, New Jersey 08876 (telephone: 908-534-6400).

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

                                 ---------------

                           INFORMATION ABOUT MAGNITUDE

                                   THE COMPANY

         Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc.On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc. .

         The Company's primary product is an integrated suite of proprietary software modules marketed under the name "ErgoManagerTM" which are designed to help individual computer users and businesses deal with potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

                                   BACKGROUND

         On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems.Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software development firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product. The ErgoManagerTM system was introduced to the market in November 1998 and has since been expanded and enhanced through newer releases.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and an ongoing contingent stream of royalty payments on OS' sales of the Proformix hardware products. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of its new software products. Recently proposed Federal OSHA workplace ergonomics regulations involving mandatory compliance guidelines for industry where potentially preventable repetitive stress injuries occur have opened a potentially very large market for the Company's products. This development comes against the backdrop of a Notice of Allowance by the US Patent and Trademark Office on the Company's patent application for certain design principles underlying its ErgoManagerTM software.

                                  RISK FACTORS

         You should carefully consider the risks described below when evaluating your ownership of the Magnitude common stock. The risks and uncertainties described below are not the only ones Magnitude faces. Additional risks and uncertainties we are presently not aware of or that we currently consider immaterial may also impair Magnitude's business operations.

         If any of the following risks actually occurs, Magnitude's business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of the Magnitude common stock could decline significantly.

Risks Associated with Forward Looking Statements.

         This prospectus contains "forward-looking statements" which can be identified by the use of words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or similar statements. The statements in "Risk Factors" are cautionary statements. They identify important factors with respect to forward-looking statements, that could cause actual results to differ materially from those forecasted in such statements. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this paragraph.

Substantial Losses - Lack of Profitability.

         We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future. We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of approximately $11,298,013 as of December 31, 1999 of which approximately $7 million are attributable to its discontinued hardware product line. For the fiscal years ended December 31, 1999 and 1998, we incurred losses of $2,391,948 and $2,530,909, respectively. We have financed our operations primarily through the sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.

Additional Financing Requirements.

         We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. In February, 2000 we received a firm commitment for private financing of $3.0 million of equity in order to obtain the working capital necessary to continue to finance our operations and execute our business plan. Although we anticipate that future revenues and our current cash balance will be sufficient to fund our current operations and capital requirements for the current fiscal year, we cannot give you any assurance that we will not need additional funds before such time. We have no current arrangements for additional financing and we may not be able to obtain additional financing on commercially reasonable terms, if at all. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

Limited Operating History.

         We have a limited operating history as a software product company and have made only limited sales of our products. Our total revenues for software sales and licenses for the years ended December 31, 1999 and 1998 were approximately $260,703 and $72,486, respectively.

Uncertainty of Market Acceptance.

         Our revenues depend on sales of our specialized software products and we are uncertain whether there will be broad market acceptance of these products. Our revenue growth for the foreseeable future is largely dependent upon increased sales of our ErgoManagerTM suite of software products. Since the introduction of our ErgoManagerTM software products in November, 1998 and through December 31, 1999 revenue from our software products has been approximately $270,000 (prior to this time, we had sales of approximately $63,000 based upon a predecessor version of the ErgoManagerTM software}. Our future financial performance will depend upon the successful introduction and customer acceptance of our ErgoManagerTM software products as well as the development of new and enhanced versions of this product as well as other related software products that may be developed in the future. Revenue from products such as ErgoManagerTM depend on a number of factors, including the influence of market competition, technological changes in the ergonomic workplace market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our ErgoManagerTM products, it would have a material adverse effect on our business, operating results and financial condition.

Lack of Distribution Network and Strategic Relationships.

         Inability to enter into strategic relationships with indirect channel partners could have a material adverse effect on us. As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our software products will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our software products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our software products, then this could have a material adverse effect on our business, operating results and financial condition.

 Possible Loss of Entire Investment.

                  The common stock offered hereby is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

Dependence Upon Key Personnel.

                  We are substantially dependent upon the continued services of Steven D. Rudnik, our President and Chief Executive Officer. The loss of the services of Mr. Rudnik through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do not maintain key person life and disability insurance on the life of Mr. Rudnik.

         In addition, we believes that our future prospects will depend in large part upon our ability to attract, train and retain highly-skilled technical, managerial, sales and marketing personnel. However, competition for personnel in the software industry is intense, and, at times, we have had difficulty locating candidates with appropriate qualifications within various desired geographic locations, or with certain industry-specific expertise. If our competitors increase their use of non-compete agreements, the pool of available technical personnel may further narrow in certain jurisdictions, even if the non-compete agreements are ultimately unenforceable. The failure to attract, train, retain and manage productive sales and sales support personnel would have a material adverse effect on our business, financial condition and results of operations.

         If we lose the services of one or more of our key employees, our business, operating results, financial condition or business prospects could be materially adversely affected. We have several programs in place to retain key personnel, including granting of stock options that vest annually over four or five years. A number of key employees have vested stock options with exercise prices lower than our current stock price. These potential gains provide these employees the economic freedom to explore personal objectives both within and outside of our Company, which may result in the loss of one or more key employees during the coming years.

         It is widely recognized that the software industry in which we compete is at or beyond a condition of full employment. We may not be able to attract, train and retain the personnel it requires to develop, market, sell and support new or existing software or to continue to grow. Also, to penetrate successfully key vertical markets, we must attract, train and retain personnel with industry-specific expertise.

Penny Stock Regulations

                The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith aswell as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

There is Intense Competition in the Industry

         The market for ergonomic application software is expected to become intensely competitive. Although we are not aware of any ergonomic software that competes with our ErgoManagerTM software products currently, competitors will certainly enter this marketplace. Although we believe our success will be due in part to our early entry into the computer workplace market, we expect other software product manufacturers to develop and sell similar products.

         Intense competition could lead to increased price competition in the market, forcing us to reduce prices. As a result, our gross margins may decline and we may lose our first-to-market advantage which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to compete successfully with any new competitors.


Magnitude Has Limited Protection of Intellectual Property and Proprietary Rights and May Potentially Infringe Third Party Intellectual Property Rights

         We consider certain aspects of our software and documentation to be proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect this information. Outstanding applications may not result in issued patents and, even if issued, the patents may not provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. We believe that the rapid pace of technological change in the computer software industry has made patent, trade secret and copyright protection less significant than factors such as:

                    o     knowledge, ability and experience of our  employees;
                    o     frequent software product enhancements; and
                    o     timeliness and quality of support services.

         Patent, trade secret and copyright protections may be inadequate, and our competitors may independently develop ergonomic software products that are substantially equivalent or superior to our software products. We do not believe that our software products, our trademarks or other proprietary rights infringe on the property rights of any third parties. However, third parties may assert infringement claims against us and our products. These assertions could require us to enter into royalty arrangements or could result in costly litigation.

Magnitude May Experience Product Liability Claims

         Although our license agreements contain provisions designed to limit our exposure to potential product liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state or local laws or ordinances. Although we have not experienced any product liability claims to date, use of our software in mission critical applications may create a risk that a third party may pursue a claim against us. Although we carry product liability insurance, if a product liability claim against us was successful, the resulting damages or injunctive relief could have a material adverse affect on our business, financial condition and results of operations.

Our Stock Price is Volatile and There is a Risk of Litigation

         The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

          o revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;

          o announcements of technological innovations by us or our competitors;

          o new products or the acquisition of significant customers by us or our competitors;

          o developments with respect to patents, copyrights or other proprietary rights by us or our competitors;

          o changes in recommendations or financial estimates by securities analysts;

          o       conditions and trends in the software industry generally;

          o adoption of new accounting standards affecting the software industry; and

          o       general market conditions and other factors.

         Further, the stock market has experienced in recent months and may continue in the future to experience extreme price and volume fluctuations that particularly affect the market prices of equity securities of high technology companies that often are not related to or are disproportionate to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions have, and may continue to have, a material adverse effect on the trading price of our common stock. Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. We cannot assure you that there will not be lawsuits in the future or that future lawsuits will not have a material adverse effect on our business, financial condition and results of operations.

There Could Be Adverse Effects of Potential Securities Issuances

         Of the 19,482,086 common shares offered in this prospectus, 4,572,332 of these Common Shares have already been issued to the selling securityholders. If the selling securityholders were to exercise their rights under their warrants, convertible notes, convertible preferred stock and stock options to purchase or convert into the remaining 14,909,754 common shares offered in this prospectus and then sell them, the market price of our common stock could be materially adversely affected. As of March 31, 2000, the substantial majority of the warrants, convertible preferred stock, convertible notes and stock options had exercise prices below the current market price of our common stock.

                                 USE OF PROCEEDS

         The selling securityholders will receive the net proceeds from the sale of common stock. Magnitude will not receive any of the proceeds from any sale of the shares by the selling securityholders. Magnitude will receive the proceeds from the cash exercise of any of the warrants and stock options and intends to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to its working capital, funding future acquisitions or for further developing its products and hiring additional personnel.

                             SELLING SECURITYHOLDERS

     All of the common stock offered is either already issued or is issuable under currently exercisable warrants and stock options or pursuant to convertible notes and convertible preferred stock issued by Magnitude to the selling securityholders in private transactions exempt from the registration requirements of the Securities Act pursuant to the private placement exemption of Section 4(2). Magnitude may from time to time supplement or amend this prospectus, as required, to provide other information with respect to the selling securityholders.

The following table sets forth certain information regarding ownership of Magnitude's common stock by the selling securityholders as of March 31, 2000, including their names, and the number of shares of common stock owned by them and offered pursuant to this prospectus. The selling securityholders listed in the table do not necessarily intend to sell any of their shares. Magnitude filed the registration statement, which includes this prospectus due to the registration rights granted to the selling securityholders, not because they had expressed an intent to immediately sell their shares. Holders of approximately 7,000,000 shares of the 19,482,086 shares in this offering have agreed not to sell such shares for a period of one year.

Name of                                         No. of              Transaction
Selling             Beneficial Holdings        Common Shares          Summary               % of Class
Securityholder      Before the Offering        Offered Hereby          Note    Exhibits    after Offering
---------------------------------------------------------------------------------------------------------
929595 Ontario Ltd.                760                   380           (9)       4.23          **
Abrams, P.                      11,400                 5,700           (9)       4.23          **
Alexander, I.                    3,376                 1,688           (9)       4.23          **
Angelastri, I.                 850,000               600,000           (6)       4.9;4.12      **
Angelastri, I.               (see above}             250,000           (10)                    **
Angelastri-Keller, S.          200,000               200,000           (6)       4.9;4.12      **
Aniso Stiftung                 404,664               404,664           (6)       4.9;4.12      **
Barbaro, R.D. in Trust          22,392                11,196           (9)       4.23          **
Benoliel, I.                     1,646                   823           (9)       4.23          **
Blue Fuel Corporation            2,306                 1,153           (9)       4.23          **
Brandstatter, A.                 2,306                 1,153           (9)       4.23          **
Brant Investment Ltd.           53,146                26,573           (9)       4.23          **
Burri, E.                      200,000               200,000           (13)      4.9;4.14      **
Carrel, R.                     500,100               333,400           (13)      4.15;4.18     **
Carrel, R.                   (see above}             166,700           (13)      4.9           **
Carter, G.                      14,819                14,819           (9)       4.23          **
Christoph, M.                  100,000               100,000           (6)       4.9;4.12      **
Corbett, W.&M.                 100,000               100,000           (14)      4.19          **
Cumming, F.                     33,619                 5,000           (10)                    **
Curtis, J.                       2,470                 1,235           (9)       4.23          **
Cynamon Holding Corp.            8,232                 4,116           (9)       4.23          **
Dean, M.                       100,000               100,000           (5)       4.3           **
Dellelce, P.                     1,646                   823           (9)       4.23          **
Duncan, J.                     210,000               500,000           (10)                    **
ES-LEA Holdings Ltd.            15,072                 7,536           (9)       4.23          **
Ferrier Lullin Bank&Trust        4,940                 2,470           (9)       4.23          **
Fiala, D.                       14,819                14,819           (9)       4.23          **
Fireworks Creative Inc.            658                   329           (9)       4.23          **
First Marathon Sec.              9,351                 3,523           (9)       4.23          **
GGD Associates                 275,000               275,000           (10)                    **
Gray, S.                       537,000               537,000           (5)       4.3           **
Groconi Holdings, Inc.           1,120                   560           (9)       4.23          **
Heuberger, R.                  200,000               200,000           (6)       4.9;4.12      **
Hinst, R.                      100,000               100,000           (5)       4.3           **
Jackson Hewitt Invest.Svc      400,000               400,000           (8)       4.3;4.13      **
Keenan, L.                       6,838                 3,419           (9)       4.23          **
Kesselring, R.                 555,500               555,500           (13)      4.9           **
Klaube, J.                     100,100               100,000           (10)                    **
Kroll, S.                      618,792               324,926           (3)       4.10;4.11   1.18%
Kroll, S.                    (see above}             119,866           (10)                    **
Kutkrvicius, J.                  3,294                 1,647           (9)       4.23          **
Lalande, A.                        824                   412           (9)       4.23          **
Liebel, P.                       2,305                 2,305           (9)       4.23          **
Cont'd

Name of                                               No. of      Transaction
Selling                    Beneficial Holdings    Common Shares     Summary                 % of Class
Securityholder             Before the Offering    Offered Hereby     Note     Exhibits    after Offering
--------------------------------------------------------------------------------------------------------
 .


Liechtensteinische Lbank        500,000                 500,000         (13)      4.9;4.14         **
Liechtensteinische Lbank     (see above}              1,667,250         (13)      4.16;4.17        **
Logie, T.                         1,646                     823          (9)       4.23            **
Lu, L.                            1,646                     823          (9)       4.23            **
Luescher, D.                     40,000                  40,000          (6)       4.9;4.12        **
Lynch, T.                         2,306                   1,153          (9)       4.23            **
Manis, W.                         6,586                   3,293          (9)       4.23            **
Martin, M.                    1,850,000               1,000,000          (7)       4.20          4.89%
Martin, M.                   (see above}                100,000         (10)                       **
Masionis, S.                      4,940                   2,470          (9)       4.23            **
Merhavia Construct.Ltd.           1,520                     760          (9)       4.23            **
Miller, P.                      300,000                 300,000          (8)       4.3;4.13        **
MJE Partners                    210,000                 210,000          (2)       4.1;4.2;4.3;4.4 **
Murphy, J.                       11,400                   5,700          (9)       4.23            **
Niro, G.                          1,646                     823          (9)       4.23            **
Paine Webber C/F G.Shemano      420,000                 420,000          (2)       4.1;4.2;4.3;4.4 **
Pisani, B.M.                    592,567                 420,000          (4)       4.6;4.7;      1.17%
Print-O-Plast Ltd.                2,306                   1,153          (9)       4.23            **
Reiter, S.                          950                     950          (9)       4.23            **
Reman Partners AG               300,000                 300,000         (13)       4.9;4.14        **
Rogivue, N.                     375,000                 250,000         (13)       4.15;4.18       **
Rogivue, N.                  (see above}                125,000         (13)       4.9             **
Roni Excavating Ltd.              1,520                     760          (9)       4.23            **
Rudnik, S.                    2,302,558                 150,000         (11)                       **
Rudnik, S.                   (see above}                749,780         (12)      4.21             **
Rudnik, S.                   (see above}              1,325,000         (10)                       **
Sal Investments Inc.             11,400                   5,700          (9)       4.23            **
Saperia, E.                       4,446                   2,223          (9)       4.23            **
Schuerch Asset MgmtGm           170,000                 120,000          (6)       4.9;4.12        **
Schuerch, K.                    250,000                 250,000         (10)                       **
Schuerch, U.                  1,208,500                 800,000          (6)       4.9;4.12        **
Schuerch, U.                 (see above}                 69,500         (13)      4.9              **
Schuerch, U.                 (see above}                139,000         (13)      4.15;4.18        **
Schuerch, U.                 (see above}                200,000         (10)                       **
Shear Holdings Ltd.                 950                     475          (9)       4.23            **
Shear, E.                         4,116                   2,058          (9)       4.23            **
Shemano, G.                     100,000                 100,000         (14)      4.19;4.22        **
Sheppard, T.                      1,647                   1,647          (9)       4.23            **
Shulenberger, C.                  5,928                   2,964          (9)       4.23            **

Cont'd.

Name of                                              No. of        Transaction
Selling                    Beneficial Holdings    Common Shares      Summary                 % of Class
Securityholder             Before the Offering    Offered Hereby       Note     Exhibits    after Offering

Siegel, H.                      931,000                831,000          (5)       4.3;4.4;4.5     **
Siegel, H.                   (see above}               100,000          (11)                      **
Sprott Securities Ltd.           29,852                 14,926          (9)       4.23            **
Stangel, G.                     366,500                111,000          (13)      4.15;4.18       **
Stangel, G.                  (see above}               200,000          (10)                      **
Stangel, G.                  (see above}                55,500          (13)      4.9             **
Stanley, T.                      14,819                 14,819          (9)       4.23            **
Strasler, B.                      2,470                  2,470          (9)       4.23            **
Tapio, R.                       222,000                222,000          (5)       4.3             **
Tarek, P.                         5,598                  2,799          (9)       4.23            **
Thomas, D.                       65,860                 32,930          (9)       4.23            **
Trull, R.                       210,000                210,000          (2)       4.1;4.2;4.3;4.4 **
Twomey, L.                      210,000                210,000          (2)       4.1;4.2;4.3;4.4 **
Untemaehrer, S.              1,111,000              1,111,000          (13)      4.15;4.18        **
Ushter Holdings Inc.              1,300                    650          (9)       4.23            **
Vanity Software PublCo.           4,508                  2,254          (9)       4.23            **
Viviana Partners, L.P         1,260,000              1,260,000          (1)       4.8;4.9         **
Wagner, T.                       40,000                 40,000          (6)       4.9;4.12        **
Ward, D.                        100,000                100,000          (5)       4.3             **
Watson, K.                        7,410                  3,705          (9)       4.23            **
Xonnel Holdings Ltd.             11,400                  5,700          (9)       4.23            **
Ziraldo, D.                       6,586                  3,293          (9)       4.23            **
                             18,952,376             19,482,086

**  less than 1 percent
                                       16

Notes:

(1) Private  Placement  Pursuant to Section  4(2)
The Company is registering shares on behalf of an institutional investor, such shares having been issued pursuant to his election to convert a convertible promissory note dated April 23, 1999, into 660,000 common shares of the Company; and 600,000 shares underlying a stock purchase warrant issued to the same investor concurrent with the convertible note. The Company's net proceeds from this transaction not including any proceeds that may accrue from exercise of the warrant, totaled $300,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. A copy of the note and the form of the warrant are attached hereto as Exhibits 4.8 and 4.9.

(2) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of four private investors, such shares having been issued pursuant to their election to convert convertible promissory notes issued during June 1999, into an aggregate 550,000 common shares of the Company; and 500,000 shares underlying stock purchase warrants issued to the same investors concurrent with the convertible notes. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $250,000. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements, notes and warrants are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4 .

(3)  Private Placement Pursuant to Section 4(2)
The shares to be registered represent shares underlying the current balance of a convertible promissory note dated April 26, 1999, issued to a private investor who presently is a Director of the Company, pursuant to a loan agreement of the same date as amended on May 3, 1999. The note originally amounted to $200,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. Copies of the loan agreement and note are attached hereto as Exhibits 4.10 and 4.11.

(4) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of a private investor, such shares having been issued pursuant to his election to convert a convertible promissory note dated May 28, 1999, into 220,000 common shares of the Company; and 200,000 shares underlying a stock purchase warrant issued to the same investor concurrent with the convertible note. The Company's net proceeds from this transaction not including any proceeds that may accrue from exercise of the warrant, totaled $100,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. Copies of the note and warrant are attached hereto as Exhibits 4.6 and 4.7 .

(5) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of a private investor and five transferees of the investor, such shares having been issued pursuant to his election to convert several convertible promissory notes dating between June 1999 and November 1999 into a total of 990,000 common shares of the Company; and 900,000 shares underlying stock purchase warrants issued concurrent with the convertible notes. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $450,000. The securities were issued in reliance upon exemptions provided by
Section 4(2) of the Securities Act, as a private transaction with an accredited investor. The form of the subscription agreements, notes and warrants are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5.

(6) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of nine private foreign investors, of which 1,252,332 shares were issued pursuant to private placement subscriptions entered into between the Company and such investors between October 1999 and December 1999, and 1,252,332 shares underlying stock purchase warrants issued to the same investors concurrent with the shares. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $626,166. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements and warrants are attached hereto as Exhibits 4.9 and 4.12.

(7) Resignation Agreement of Former Chairman
The shares to be registered represent shares underlying 100,000 shares of Series C Senior Convertible Preferred Stock issued to the former chairman of the Company pursuant to the terms of his Resignation Agreement dated January 28, 2000 (see Exhibit to Registration Statement on Form S-8 filed with the
Commission January 31, 2000). Exhibit 4.20 refers to the Certificate of Designations for the Series C Senior Convertible Preferred Stock.

(8) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of two private investors, of which 400,000 shares were issued pursuant to private placement subscriptions entered into between the Company and such investors in January and February 2000, and 300,000 shares underlying stock purchase warrants issued to the same investors concurrent with the shares. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $200,000. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements and warrants are attached hereto as Exhibits 4.3 and
4.13 .

(9) Shares Underlying Warrants Issued Pursuant to Acquisition The shares to be registered underlie warrants issued to former shareholders of Vanity Software Publishing Corporation ("Vanity"), a Canadian software company. On April 30, 1998, the Company signed an agreement to acquire substantially all of the assets, subject to the assumption of certain liabilities, of Vanity in exchange for 224,000 restricted shares of the common stock of the Company and warrants to purchase an additional 224,000 shares at a price of $5.00 per share. Such warrants carried "piggy-back" registration rights. The major asset of Vanity was a proprietary ergonomic software package sold under the name ErgoBreak(TM) that the Company integrated into its own software products suite marketed under the ErgoManager(TM) label. The issuance of the aforesaid shares and warrants was made pursuant to exemptions provided by Section 4(2) of the Securities Act. Vanity subsequently offered to their shareholders which numbered approximately fifty, an exchange of their shares in Vanity into a ratably calculated number of units comprised of one common share of the Company and a warrant for the purchase of one common share of the Company at the price of US$5.00 each. Substantially all Vanity shareholders elected to accept this offer following which Vanity requested, and the Company agreed to, cancel the shares and warrant issued to Vanity and replace them with like securities issued in the name of the individual Vanity shareholders. The form of warrant issued to the former Vanity shareholders is attached hereto as Exhibit 4.23.

(10) Shares Underlying Non-Statutory Stock Options
The  Company  is   registering   an  aggregate   3,324,866   shares   underlying
non-statutory stock options issued to certain present and past key employees, on behalf of such employees and their transferees, as follows:

a) Options for 1,325,000 shares, issued in 1998 to the current President and Chief Executive Officer of the Company;

b) Options for 100,000 shares, issued in 1997 and 1998 to the current Chief Financial Officer of the Company;

c) Options for 500,000 shares, issued in 1999 to the current Executive Vice President of the Company;

d) Options for 1,399,866 shares that were granted to a former President and Chief Executive Officer of the Company in 1998 and had previously been registered on Form S-8 by a filing on June 17, 1998, on behalf of eight individual assignees to whom such options were subsequently transferred.

(11) Shares Issued in Lieu of Cash Compensation to Officers
The current President and Chief Executive Officer of the Company had previously agreed to accept 150,000 shares in lieu of cash remuneration during the period May through December 1999, whereby such stock award carried "piggy-back" registration rights. The current Vice President of Shareholder Relations had agreed to accept a certain number of shares in lieu of cash compensation of which 100,000 shares were to be issued on April 1, 2000, and whereby such stock award carries "piggy-back" registration rights.

(12) Shares Underlying a Convertible Promissory Note issued to an Officer and Director. In connection with the acquisition by the Company of Rolina Corporation in February 1998, the Company issued certain common stock shares to the former principal of Rolina Corporation who currently serves as the Company's President and Chief Executive Officer, together with a put option exercisable earliest at February 1, 2000, for 155,556 such shares. The Company and the President and Chief Executive Officer agreed that the Company meet its obligation arising from the put by issuing a convertible promissory note whereby the shares underlying the conversion option are to be registered. See Exhibit
4.21 attached hereto.

(13) Private Placement Pursuant to Section 4(2)
The Company is registering a total 5,583,850 shares on behalf of eight private foreign investors pursuant to private placement subscriptions entered into between the Company and such investors, between January and March 2000. 500,000 of such shares have been issued outright; an aggregate 3,055,900 shares underlie conversion privileges accruing to a total of 305,590 shares of Series B Senior Convertible Preferred Stock issued to or subscribed for by certain of these investors; 500,000 shares underlie stock purchase warrants for the purchase of shares at $1.00 per share issued to certain of these investors; and 555,750 shares underlie stock purchase warrants for the purchase of shares at $0.90 per share, subscribed to by certain of these investors. The shares to be registered also include a total 972,200 shares underlying stock purchase warrants for the purchase of shares at $0.90 per share, which warrants have been assigned to certain of the investors. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, will total $2,725,000, of which $1,825,000 have been received at the time of this submission. The securities were issued or will be issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements are attached hereto as Exhibits 4.14, 4.15 and 4.16 , and of the warrants as Exhibits 4.9 and 4.17. Exhibit 4.18 refers to the Certificate of Designations for the Series B Senior Convertible Preferred Stock.

(14)  Shares Underlying Warrants Issued for Services
The Company is registering an aggregate 200,000 shares underlying two stock purchase warrants issued pursuant to a consulting agreement with an unrelated party. A copy of the consulting agreement is attached as Exhibit 4.22.

                          DESCRIPTION OF CAPITAL STOCK

         Magnitude is currently authorized by its Certificate of Incorporation to issue an aggregate 33,000,000 shares of capital stock, including 30,000,000 shares of Common Stock, $.0001 par value per share of which 14,591,980 were issued and outstanding as of March 31, 2000 and 3,000,000 shares of Preferred Stock, $0.01 par value per share of which: 2,500 shares have been designated as Cumulative Preferred Stock, par value $0.0001 per share, of which 1 share was outstanding as of March 31, 2000; 300,000 shares have been designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"), $0.001 par value per share; 350,000 shares have been designated as Series B Senior Convertible Preferred Stock (the "Series B Stock"), par value $0.001 per share, of which 194,440 shares were outstanding as of March 31, 2000, and; 120,000 shares have been designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") par value $0.001 per share of which 100,000 shares were outstanding as of March 31, 2000. Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the holders of any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities of the Company, subject to the liquidation preferences, if any, of the holders of any outstanding Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of shares of Preferred Stock that the Company may designate and issue in the future.

Preferred Stock

         The Board of Directors of the Company recently took action to create and authorize the issuance of (1) up to 300,000 shares of Preferred Stock designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"); (2) up to 350,000 shares of Preferred Stock designated as Series B Senior Convertible Preferred Stock (the "Series B Stock') of which 194,440 shares were outstanding as of March 31, 2000, and; (3) up to 120,000 shares of Preferred Stock designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") of which 100,000 shares were outstanding as of March 31, 2000.

The Series A Stock

         The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common Stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

The Series B Stock.

         The Series B Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series B Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series C Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series B Stock, on an equal basis with the holders of any Series A Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series B Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series B Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series B Stock. The Series C Stock.

         The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series C Stock.

Cumulative Preferred Stock

         The Company has designated 2,500 shares as "Cumulative Preferred Stock", of which as of March 31, 2000, one share is issued and outstanding. The Cumulative Preferred Stock is non-voting. Each share shall be entitled to receive out of the surplus or net profits of the Company, cumulative dividends thereon at the rate of $9,000 per year, payable quarterly, semi-annually, or annually, as and when declared by the Board of Directors. The Cumulative Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to all classes and series of Common Stock.

                              PLAN OF DISTRIBUTION

         The selling securityholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:

          o To underwriters who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;

          o Through brokers, acting as principal or agent, in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

          o Directly or through brokers or agents in private sales a negotiated prices; or

          o       By any other legally available means.

         Selling securityholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales. Holders of approximately 7,000,000 shares have agreed not to sell such shares for a period of one year.

         Certain states may require shares to be sold only through registered or licensed brokers or dealers. In addition, certain states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

         Magnitude   has  agreed  to   contribute   to   payments   the  selling
securityholders may be required to make under the Securities Act.

                                  LEGAL MATTERS

         The law firm of Joseph J. Tomasek, Esq., 75-77 North Bridge Street, Somerville, New Jersey will render an opinion on the validity of the shares offered under this prospectus.

                                     EXPERTS

         Rosenberg Rich Baker Berman & Company, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Rosenberg Rich Baker Berman & Company=s report, given on their authority as experts in accounting and auditing.



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MAGNITUDE, ANY UNDERWRITER OR THEIR RESPECTIVE AFFILIATES. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH HEREIN OR THEREIN OR IN THE AFFAIRS OF MAGNITUDE SINCE THE DATE HEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                 ---------------

                                TABLE OF CONTENTS
                                                                  Page


Where You Can Find More Information.............................   4
The Company.....................................................   6
Risk Factors....................................................   8
Use of Proceeds.................................................. 13
Selling Securityholders.........................................  13
Description of Capital Stock..................................... 20
Plan of Distribution............................................. 23
Legal Matters.................................................... 23
Experts.......................................................... 24








                                19,482,086 Shares

                       Magnitude Information Systems, Inc.
                                  Common Stock

                                 --------------

                                   PROSPECTUS
                                 --------------

                                 ________, 2000

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Magnitude will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

SEC registration fee                          11,276.00
Legal fees and expenses                       10,000.00
Accounting fees and expenses                   2,500.00
Miscellaneous expenses                         1,000.00
         Total                                24,776.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, Magnitude has included in its Certificate of Incorporation a provision to eliminate the personal liability of it's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of Magnitude require the Company to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and
(ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Magnitude has entered into indemnification agreements with the officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the companies, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Magnitude believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         Magnitude understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 16. EXHIBITS

EXHIBIT INDEX

2.2 Agreement and Plan of Merger with Rolina Corporation and Steven D. Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, as filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998. Incorporated herein by reference.
3        (i) Articles of  Incorporation  and  Amendments  thereto,  incorporated
         herein  by  reference   to  Exhibits  of  previous   filings  with  the
         Commission.
3 (ii) Bylaws of the Company, incorporated herein by reference to Exhibits of previous filings with the Commission.
4.1      Term Sheet
4.2      Form of Subscription Agreement
4.3      Form of Common Stock Purchase Warrant
4.4      Form of Convertible Promissory Note
4.5      Form of Subscription Agreement
4.6      Form of Convertible Grid Promissory Note
4.7      Form of Common Stock Purchase Warrant
4.8      Form of Convertible Promissory Note
4.9      Form of Common Stock Purchase Warrant
4.10     Loan Agreement with S.Kroll
4.11     Form of Convertible Promissory Note
4.12     Form of Subscription Agreement
4.13     Form of Subscription Agreement
4.14     Form of Subscription Agreement
4.15     Form of Subscription Agreement
4.16     Form of Subscription Agreement
4.17     Form of Common Stock Purchase Warrant
4.18* Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series B Senior Convertible Preferred Stock.

4.19     Form of Common Stock Purchase Warrant
4.20* Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series C Senior Convertible Preferred Stock
4.21     Agreement with S.Rudnik, re: convertible debt
4.22     Consulting agreement with G.Shemano
4.23     Form of Common Stock Purchase Warrant
4.24* Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series A Senior Convertible Preferred Stock.
5.1      Legal opinion and consent of Joseph J. Tomasek, Esq.

10.1 Resignation Agreement dated July 21, 1999, between J. Swon and B. Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.
10.2 Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.
23.1     Independent Auditors' Consent
-------
*Documents incorporated by reference to Magnitude's Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 1999 with the Securities and Exchange Commission on March 30, 2000.

ITEM 17. UNDERTAKINGS

         A. UNDERTAKING PURSUANT TO RULE 415

         The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: II-1 22 (i) to include any prospectus required by
Section 10(a)(3) Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

         B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. UNDERTAKING IN RESPECT OF INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D. UNDERTAKING PURSUANT TO RULE 430A

         The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective. (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branchburg, State of New Jersey, on April 7, 2000

                    MAGNITUDE INFORMATION SYSTEMS, INC.

                    By:/s/Steven D. Rudnik
                          Steven D. Rudnik, President
                          and Chief Executive Officer

                    By:/s/ Joerg H. Klaube
                           Joerg H. Klaube, Chief Financial Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appointsSteven D. Rudnik, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                  DATE

/s/ Steven D. Rudnik          President and                      April 7, 2000
Steven D. Rudnik              Chief Executive Officer
                              (Principal Executive Officer)

/s/ Joerg H. Klaube           Chief Financial Officer            April 7, 2000
Joerg H. Klaube               (Principal Financial Officer)

/s/ Paul Chernis              Director                           April 7, 2000
Paul Chernis

/s/ Peter J. Buscetto         Director                           April 7, 2000
Peter J. Buscetto

/s/ Seymour Kroll             Director                           April 7, 2000
Seymour Kroll

/s/ John C. Duncan            Executive Vice President
John C. Duncan                and Director                       April 7, 2000

/s/ Joseph J. Tomasek         Director                           April 7, 2000
Joseph J. Tomasek

                                   Exhibit 4.1
                       MAGNITUDE INFORMATION SYSTEMS, INC.

                         TERM SHEET - DATED MAY 20, 1999

                    PRIVATE OFFERING TO ACCREDITED INVESTORS
                              PURSUANT TO RULE 506


Issuer:                            Magnitude  Information  Systems,  Inc.,
                                   a  Delaware
                                   corporation (the"Company")

Placement Agent:                   The Company has not engaged any  placement
                                   agent in  connection  with this Offering.

Securities                         Offered:  The  Company  is  offering
                                   units  ("Units")  containing (a) one
                                   $50,000  7%  convertible  promissory
                                   note due  fourteen  months  from the
                                   date of issuance ("Notes");  and (b)
                                   one  warrant  ("Warrants")  for  the
                                   purchase  of  100,000  shares of the
                                   Company's   common  stock   ("Common
                                   Stock")  during the four year period
                                   commencing  on the date of  issuance
                                   at an  exercise  price of $1.00  per
                                   share.

Description of Notes:

 Interest:                         The Notes bear  interest  from the date of
                                   issuance at 7% per annum payable at the
                                   maturity of the Notes.

 Maturity:                         The notes  mature  fourteen  months from
                                   the date of issuance. Payment of the notes will be made against presentation of the notes.

 Conversion:                       The  Notes  are   convertible   into
                                   Common  Stock at any time during the
                                   term of the Notes at the  conversion
                                   rate of $.50 of debt  per  share  of
                                   Common Stock..  Any such conversions
                                   must  be made  in  increments  of no
                                   less than  $25,000 and upon at least
                                   five days notice to the Company. The
                                   Notes are convertible into a maximum
                                   of 100,000 shares of Common Stock.

Description of Warrants:           The  Warrants are  exercisable  during the
                                   four year period  commencing  on the
                                   date of issuance at an exercise price of $1.00 per share. Should the closing price of the Common Stock exceed $2.00 per share for a period of ten consecutive trading days at any time during the term of the Warrants, the Company shall have the option to require the holder, so long as the shares are registered with the Securities and Exchange Commission, to either exercise the Warrants in full within ten business days of the Company's written notice to the holder, or upon the failure of the holder to exercise the Warrants, the Warrant shall automatically expire. To be effective, the Company's written notice must be delivered to the holder no later than the second business day following the tenth day of the ten consecutive trading days on which the closing price of the Common Stock exceeds $2.00.

Registration Rights:               The  Company  will use its best  efforts to
                                   include  the Common  Stock
                                   underlying the Notes (not to exceed 100,000 shares) and the Common Stock underlying the Warrants in a registration statement filed with the Securities and Exchange
                                   Commission on or before  December 31, 1999.
                                   Should the securities not be registered by such date, the Company will issue to each investor an additional 10,000 shares of Common Stock for every Unit subscribed to.

Offering:                          The  Units  will  be sold on a "best
                                   efforts"  basis pursuant to Rule 506
                                   of  Regulation  D,  which  Rule  was
                                   promulgated under the Securities Act
                                   of 1933,  as amended  (the "Act") as
                                   well as other applicable  exemptions
                                   from the  registration  requirements
                                   of the Act.

                                   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES AGENCY NOR HAS ANY AGENCY REVIEWED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ACCORDINGLY INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF THIS OFFERING AND THE COMPANY IN MAKING AN INVESTMENT DECISION.

                                   THE SECURITIES OFFERED HEREBY INVOLVE A HIGHER DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

Investment
 Qualifications:                   Each  investor will  represent  that he is an
                                   accredited investor within the meaning of rule 501 of Regulation D under the Securities
                                   Act of 1933, and will complete a confidential investor questionnaire.

Subscription                       Period:  The Units  will be  offered
                                   during  the   Subscription   Period,
                                   which    shall   mean   the   period
                                   commencing  on the date of this Term
                                   Sheet and  ending on June 30,  1999.
                                   The   Subscription   Period  may  be
                                   extended in the sole  discretion  of
                                   the   Company   without   notice  to
                                   subscribers for an additional thirty
                                   day period.

Payment: All checks for the purchase of the Units shall be made payable to "Magnitude Information Systems, Inc." The proceeds from the sale of the Units, less legal fees and other expenses, will be immediately available to the Company upon clearance of such funds and acceptance of subscriptions by the Company. There is no minimum amount which must be raised in order for funds to be released to the Company. The Company has the right in its sole discretion to reject any subscriptions.

Use of Proceeds: The net proceeds from the sale of the Units will be used for working capital and other corporate purposes, including, legal and other fees relating to this Offering. The Company will require significant additional capital to fund its operations and business plans.

Commissions:                       The Company  will not pay any  commissions
                                   on sales of Units made through the Company's officers and directors. The Company reserves the right to compensate finders who assist in the sale of Units.

Substantial Risk:                  An  investment in the Company is subject to
                                   substantial  risks and in extremely
                                   speculative. An investment should only be considered by an investor who can afford to lose their entire investment.

Risk Factors:                      The  undersigned   acknowledges  that  the
                                   Company  (i)  has suffered  substantial
                                   losses in its prior operations,  (ii)
                                   currently has a significant working capital deficit, and (iii) requires significant funding in order to operate its business and satisfy existing obligations. In addition, the Company and its operations are subject to a myriad of other risks which effect undercapitalized entities. As a result of such risks the loss of the undersigned's entire investment is possible.

Independent                        Verification:  Each  subscriber will
                                   be required to acknowledge  that the
                                   subscriber  has  conducted  its  own
                                   investigation  into the  business of
                                   the Company as well as the Company's
                                   future  proposed  plans  without the
                                   Company     furnishing    to    such
                                   subscriber any prospectus,  offering
                                   memorandum or written description of
                                   the  Company,   its  business  plans
                                   and/or its future  plans  other than
                                   this  Term  Sheet  and the  attached
                                   Exhibits.
Additional
Information:                       All  potential   subscribers  should  contact
                                   Joerg Klaube,  the Company's  Chief Financial
                                   Officer,  50 Tannery  Road,  Branchburg,  New
                                   Jersey   08876   (908)543-6400   for  further
                                   information regarding the Company.

Exhibits:                          The following exhibits are included with
                                   this Term Sheet:

                                   Exhibit 1:        Subscription Agreement and
                                                     Investor Questionnaire

                             Jurisdictional Notices

                          For Residents of All States:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


New York Residents:

         THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.


PROFORM\AGMTS\TERM SHEET RW

                                   Exhibit 4.2
                               ACCREDITED INVESTOR
                             SUBSCRIPTION AGREEMENT

                Subscription Agreement and Questionnaire for the
            Purchase of Units of Magnitude Information Systems, Inc.

         Pursuant to the terms of the offer made by Magnitude Information Systems, Inc. ("Company") described in the Term Sheet dated May 20, 1999 ("Term Sheet"), the undersigned hereby subscribes for _____Units of the Company's common stock ("Units") at a purchase price of $50,000 per Unit. The entire purchase price is due and payable upon the execution of this Subscription Agreement, and shall be paid by check, subject to collection, or by wire transfer, made payable to the order of "Magnitude Information Systems, Inc." The Company shall have the right to reject this subscription in whole or in part.

         1 The undersigned, in order to induce the Company to accept this Subscription Agreement represents, warrants and covenants to the Company as follows:

                  (a) The undersigned acknowledges that (i) the Units being purchased hereunder have not been registered under the Securities Act of 1933,as amended ("Securities Act"), or the securities laws of any State; (ii) absent an exemption from registration contained in those laws, the issuance and sale of the Units would require registration; and (iii) the Company's reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the Subscription Agreement and the included Investor Questionnaire are collectively referred to herein as the "Subscription Documents").

                  (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable unless it has not been accepted by the Company.

                  (c) The undersigned has carefully read the Term Sheet, the Subscription Agreement and all exhibits included with the Term Sheet (collectively, "Disclosure Materials") all of which the undersigned acknowledges have been delivered to the undersigned. The undersigned acknowledges that the undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this
Subscription Agreement and the Disclosure Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the Undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned has received no representations or warranties from the Company, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

                  (d) The undersigned acknowledges that the undersigned has investigated the Company's business, financial conditions, current state of affairs, planned business and other matters necessary in order for the undersigned to make an informed investment decision regarding the purchase of the Units.

                  (e) The undersigned acknowledges that the undersigned is purchasing the Units without being furnished any prospectus or written description of the Company, its business and/or its future plans, other than the Disclosure Material, and has relied solely upon the Disclosure Material and the undersigned's own investigation into the Company and its proposed operations.

                  (f) The undersigned is aware that the purchase of the Units is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the entire investment could be lost.

                  (g) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering, or any recommendation or endorsement of this Offering.

                  (h) The undersigned is purchasing the Units for the undersigned's own account, with the intention of holding the Security with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Security, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

                  (i) The undersigned will not sell short in any manner the shares of Common Stock underlying the Warrants and/or Notes contained in the Units.

                  (j) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Units indefinitely or to afford a complete loss of the undersigned's investment in the Units.

                  (k) The undersigned  represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and the investment in the Units will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Units are being sold to the undersigned to others would not be available if the undersigned's present intention were to hold the Units for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission,a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Units, and for which such Units may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Securities and Exchange Commission would then regard such sale as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

                  (l) The undersigned represents that the funds provided for this investment are either separate property of the Undersigned, other property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

                  (m) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal business address if a corporation or other entity.

                  (n) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

                  (o) The undersigned acknowledges that the certificates for the securities comprising the shares of Common Stock underlying the Warrants and the Notes contained in the Units which the undersigned will receive will contain a legend substantially as follows:

        THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                  (p) This Subscription Agreement and all representations, warranties and statements made herein are true, complete and correct in all material respects.

                  (q) The undersigned acknowledges that the Company, except as set forth in the Term Sheet, is under no obligation to register the Units under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available.
                  (r) This Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms.

                  (s) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

                  (t) If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring Units, and (iii) the undersigned has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required,by the governing board of such entity and is not prohibited by the governing documents of the entity.

                  (u) The undersigned expressly acknowledges and agrees that the Company is relying upon the Undersigned's representation contained in this Subscription Agreement. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company, and their respective officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  (v) Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

                  (w) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments executed simultaneously herewith,constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instrument, which alone fully and completely expresses their agreement.

                  (x) This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

                  (y) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

                  (z) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and/or the United States District Court for the Southern District of New York.

                  (aa) The undersigned understands that this subscription is not binding upon the Company until the Company accepts it,which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

                  (bb) The undersigned understands that the Company may, in its sole discretion, reject this subscription and, in the event that the offering to which this Subscription relates is oversubscribed, reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

                  cc) Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

                  (dd) Please check whether one or more of the following definitions of "accredited investor," if any, applies to you. If none of the following applies to you, please leave a blank.

     (i) A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S.Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;any plan established and maintained by a state, or its political subdivisions,or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors. -------

     (ii)  A  Private  Business   Development  Company  as  defined  in  Section
202(a)(22) of the Investment Advisers Act of 1940.


     (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (iv) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

                                     -------

     (v) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.


     (vi) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D. -------

     (vii)  Any  entity  in  which  all  of the  equity  owners  are  Accredited
Investors.

                                                                        -------

         2. This  following  information  is required  pursuant to Article  III,
Section 44 of the Rules of Fair Practice of the NASD and upon which the Company will rely in making any statement to the NASD concerning the association or affiliation of any officer,director or security holder of the Company with any NASD member.

  (i) State whether you or any of your Affiliates or any of your Associates (See Definitions at the end of this Subscription Agreement) are

           (a) Member of the National Association of Securities Dealers, Inc. ("NASD");

                          Yes____          No____

           (b)   a Person Associated with a Member of the NASD; or

                          Yes____          No____

           (c) an Affiliate of a Member of the NASD.

                             Yes____          No____

  (ii) State whether you or any of your Affiliates or any of your Associates own stock or other securities of any member of the NASD (other than securities purchased on the open market).

                             Yes____          No____

  (iii) State whether you or any of your Affiliates or any of your Associates have made a subordinated loan to any Member of the NASD.

                             Yes____          No____

  (iv) If you marked "Yes" to any of the questions above,please briefly describe the facts below, giving the names of the appropriate Members of the NASD to which your answers refer.





         (v) The Undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned.


                             JURISDICTIONAL NOTICES

         THE SECURITIES OFFERED PURSUANT TO THE MEMORANDUM HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IT IS THE RESPONSIBILITY OF ANY SUBSCRIBER WISHING TO PURCHASE THE Units TO SATISFY ITSELF AS TO THE FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement
 on this    __   day of       ___    , _______


(Total Investment)   $_____________
                        -----------


                     Exact Name in Which Title is to be Held


                                    Signature


                               Name (Please Print)


                       Title of Person Executing Agreement


                           Address: Number and Street


                             City Country Zip Code


                            Tax Identification Number


                          Jurisdiction of Incorporation


Accepted this   __   day of                   , _______, on behalf of
              ------        ------------------


                                            MAGNITUDE INFORMATION SYSTEMS, INC.


                                            BY:

         DEFINITIONS

Affiliate:        An  Affiliate  of any person (for  purposes  hereof a "person"
                  includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person. For purposes of this definition:

                  (i) a person should be presumed to control a Member if the person beneficially owns 10% or more of the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (ii) a Member should be presumed to control a person if the Member and Persons Associated with the Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (iii) a person should be presumed to be under common control with a Member if:

                           (1) the same person controls both the Member and such person by beneficially owning 10% or more of the outstanding voting securities of the Member and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member and other such person which is a partnership; or

                           (2) a person having the power to direct or cause the direction of the management or policies of the Member also has the power to direct or cause the direction of the management or policies of the other entity in question.

Associate:                 An Associate is

                           (i) any corporation or organization of which you are an officer, director or partner, or of which you are directly or indirectly the beneficial owner of 10% or more of any class of equity securities.

                           (ii) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; and

     (iii) any relative or spouse of yours, or any relative of such spouse who has the same home as you.

Member:  A Member is any broker or dealer admitted to membership in the NASD.


Person   A "Person Associated with a Member" is every sole proprietor, partner,

Associated  officer,  director or branch  manager of any Member, or any natural person
 with a occupying a similar status or performing similar functions, or any person

Member: engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

                                   Exhibit 4.3
                          COMMON STOCK PURCHASE WARRANT

              For the Purchase of __________ Shares of Common Stock

                                       of

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                            (A Delaware Corporation)

         THIS CERTIFIES THAT, for value received_______________________________ __________, residing at_____________________________ (the "Holder"), as owner of this Warrant (sometimes referred to herein as "Warrant"), is entitled to subscribe for, purchase and receive _______ fully paid and nonassessable shares of common stock (the "Common Stock"), of Magnitude Information Systems, Inc., a Delaware corporation (the "Company") at the price of $1.00(U.S.) per share of Common Stock (the "Exercise Price"), upon payment of the Exercise Price in accordance with the provisions hereof at the principal office of the Company. If the subscription rights represented hereby shall not be exercised on or before the Expiration Date, this Warrant shall become and will be void without further force of effect, and all rights represented hereby shall cease and expire.

         This Warrant may be exercised subject to the following terms and conditions.

         (i)      Terms of Warrant.

                  Holder shall be entitled to purchase and receive _______ shares of Common Stock at the Exercise Price at any time on or before 5:00 PM on ___________ (the "Expiration Date"), by paying the Exercise Price to the Company. Notwithstanding the foregoing, in the event the Company's shares of common stock shall be quoted at a publicly traded price of $2.00 per share at the close of each trading day for a period of ten (10) consecutive trading days at any time (and from time to time to the extent said Warrant shall not be exercised or shall not expire in accordance with its terms prior to each such ten (10 ) day period) during the term of this Warrant, the Company shall have the option, so long as the Underlying Shares are subject to an effective registration statement, to provide Holder with a notice of required Warrant exercise acceleration with any such notice to be delivered within a period of two (2) business days after such ten (10) day period and Holder shall then have a period of ten (10) business days after said notice (expiring at 5:00 PM on such tenth day) within which to exercise this Warrant in full and make payment thereon as provided herein; any failure by Holder to timely exercise as set forth herein shall cause this Warrant and all rights evidenced hereby to automatically expire. Any notices required hereunder shall be in writing and may be delivered via U.S. Postal Service, personally or by any commercial delivery or overnight service to the Holder or Company at the respective addresses set forth herein for the same. Any attempted but undelivered notice sent via any method and for which a proof of attempted delivery therefor is issued and left at the appropriate address shall be deemed to be effective delivery.

         (ii)     Exercise of Warrant.

                  This Warrant may only be exercised once during the Exercise Period by surrendering the form of subscription attached hereto duly executed by the Holder, to the Company at its principal office at 50 Tannery Road, Branchburg, New Jersey 08876 or at such other address as may be designated by the Company, and by simultaneously paying the Exercise Price in cash or check to the Company. The date of exercise shall be the date on which the completed subscription agreement, and Exercise Price are tendered to the Company.

         (iii) Restricted Nature of Underlying Stock.

                  Unless the Company receives an opinion from counsel satisfactory to it that such a legend is not required, in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable State Securities Laws, each certificate for shares of Common Stock underlying this Warrant ("Underlying Shares") shall bear a legend reading substantially as follows:


         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration statement for such securities under the Act; (2) An opinion of counsel acceptable to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not take any enforcement action if the proposed transfer is made without registration under the Act."

         (iv)     Disposition of Warrant or Underlying Shares.

         The Holder, by acceptance hereof, agrees for itself that this Warrant shall not be assignable or transferable in whole or in part by Holder under any circumstances and any such attempted assignment or transfer shall immediately cause this Warrant to expire and be rendered null and void. In addition to the requirements set forth above, disposition of any of the underlying Shares shall not be made unless and until:

                  (a) The Company has received an opinion from counsel for the Holder, satisfactory to the Company, stating that no registration under the 1933 Act is required with respect to such disposition; or

                  (b) A registration statement or post-effective amendment to a registration statement under the 1933 Act has been filed and made effective by the Commission covering such proposed disposition.

         (v) Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (vi) Warrant Holder Not a Shareholder. Any Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Company.

         (vii) Taxes. The Company will pay all document and stamp taxes in respect of the issue of this Warrant or the Common Shares issuable upon exercise thereof.

         (viii) Miscellaneous. References herein describing this instrument as a "Warrant" or "Warrants", refer solely to the rights conferred upon Holder hereby.

         (ix) Warrant Subject to Restrictions under Securities Act. No sale, offer to sell or transfer of the Warrants represented by this certificate can or will be made in as much as the Warrant is not assignable or transferable under any circumstances and any attempt to assign or transfer this Warrant shall cause the same to immediately expire and be null and void in accordance with its terms. No sale, offer to sell or transfer of the underlying shares shall be made unless a registration statement under the 1933 Act, with respect to such shares is then in effect or an exemption from the registration requirements of the 1933 Act is then in fact applicable to such shares. The availability of such exemption shall be established to the reasonable satisfaction of the Company and its counsel.

         (x) Registration of Shares. The Company hereby agrees to cause the Underlying Shares of common stock represented hereby to be registered with the Securities and Exchange Commission pursuant to a registration statement under the 1933 Act by no later than _______________.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer.

_________, _______                        MAGNITUDE INFORMATION SYSTEMS, INC.


                                          By:      _________________________






















Form to be used to exercise Warrant:
                                           EXERCISE FORM

                                                    Date: ________, ______

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ___________ shares of Common Stock of Magnitude Information Systems, Inc. called for thereby.


                                           Signature: ________________________

                    Signature Guaranteed: __________________


                                       INSTRUCTIONS FOR REGISTRATION OF STOCK



Name _____________________________


Address __________________________



                                 **************


NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.


                                   Exhibit 4.4
                           CONVERTIBLE PROMISSORY NOTE


$____________                            Branchburg, New Jersey
                                        -----------------, -------


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE, WHICH EXEMPTIONS SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE.


         FOR VALUE RECEIVED, the undersigned promises to pay to the order of _______ ________, (herein called "Note Holder") located at
___________________________________, or such other place as may be designated in writing by Note Holder, the principal sum of ______________________ ($_____________) DOLLARS, (subject to receipt by the undersigned of said principal sum as advanced by Note Holder), together with interest as hereinafter provided. Subject to the conversion and/or prepayment as hereinafter contained, the entire principal amount due hereunder along with accrued interest thereon shall be paid to the Note Holder in one payment on the date which is Fourteen
(14) months from the date hereof.

         The undersigned borrower shall pay the Note Holder interest commencing with the date hereof, computed on the basis of a 360 day year on the unpaid principal balance at the rate of Seven (7%) percent per annum from the date of actual advance to the undersigned.

         Note Holder is hereby granted an option to convert, in increments of no less than $25,000.00, up to the entire principal balance due hereunder into shares of common stock of the undersigned at a conversion price of $.50 per share. Said option shall be exercisable by Note Holder upon at least five (5) business days prior written notice, as hereinafter provided, to the undersigned at any time and from time to time during the term hereof but no later than five
(5) business days prior to the aforementioned principal due date hereunder. In the event Note Holder elects to so convert any portion of the principal otherwise due hereunder, Note Holder shall provide the undersigned with written notice of such conversion option exercise as aforesaid whereupon this Note and all sums due Note Holder hereunder shall be deemed to be partially or fully pre-paid and satisfied as the case may be dependent upon the principal sums so converted, and the undersigned shall, as soon as may be practicable thereafter, deliver or cause to be delivered to Note Holder all shares of common stock due to Note Holder as aforesaid. All notices shall be in writing, sent via next day overnight mail or delivery service with receipt therefor, and shall be deemed given as of the date of such mailing. All shares received hereunder shall be subject to all applicable securities laws. Notwithstanding the foregoing, the undersigned shall, by _______________, cause an amount of the undersigned's shares calculated at the above conversion rate to be registered upon such Registration Statement as may be legally available so as to cause said shares subject to the foregoing conversion option to be without the Rule 144 Restriction. Should Note Holder elect to convert as set forth above prior to the filing of such Registration Statement, then the shares Note Holder receives upon such conversion shall thereafter be included in the foregoing Registration Statement. In no event shall the number of shares to be registered and issuable hereunder as set forth above exceed _________. In the event the undersigned shall not cause said Registration Statement to become effective within the foregoing period, Note Holder shall be entitled to receive an additional ______________ shares of the undersigned common stock which shares shall be subject to all applicable securities laws.

         Upon the failure to pay the sums of money due under this Promissory Note, which default shall remain uncured for a period of thirty (30) days, or the appointment of a receiver of the property, rights, credits, assets or any part thereof, of the undersigned, or the filing of a petition by or against the undersigned for relief under any bankruptcy or insolvency law, or an assignment of all the undersigned's assets for the benefit of creditors, the Note Holder may at its option:

         (1) Declare all sums owing Note Holder from the undersigned hereunder to be forthwith due and payable.

         (2) Collect interest on the principal balance owing hereon at the rate provided herein from the date of such default, and if this Note is referred for collection, collect all reasonable expenses incurred by Note Holder in connection with the collection of this Note, including but not limited to reasonable attorney's fees.

         Note Holder shall not, by any act, delay, omission or otherwise be deemed to have waived any of his rights or remedies hereunder and no waiver by the Note Holder of his rights or remedies hereunder shall be valid against Note Holder unless in writing, signed by Note Holder, and then only to the extent therein set forth. The waiver by the Note Holder of any right or remedy hereunder upon any one occasion shall not be construed as a bar to any right or remedy which he would otherwise have had on any future occasion.

         The undersigned shall have the right to make prepayments upon thirty days' notice, in whole or in part, of this Note without premium or penalty and from time to time. All prepayments shall be applied against the payments due in the order of maturity.

         The undersigned hereby waives presentment for payment, protest and notice for non-payment of this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New Jersey with venue situate therein and may not be assigned in whole or in part without the prior written consent of the undersigned in each instance.

                                            MAGNITUDE INFORMATION SYSTEMS, INC.
  (SEAL)

                                            BY:________________________________

ATTEST:

----------------------------

                                   Exhibit 4.5

                             SUBSCRIPTION AGREEMENT

     Subscription Agreement and Questionnaire of Magnitude Information Systems, Inc.

         The undersigned hereby subscribes for _____ convertible promissory notes, a copy of the form of which is annexed hereto as Exhibit A (the "Notes"), and ____ common stock purchase warrants, a copy of the form of which is annexed hereto as Exhibit B (the "Warrants"), from Magnitude Information Systems, Inc.(the "Company") for the purchase price of $________. The Notes and Warrants, as well as their respective underlying Company Common Stock, are sometimes hereinafter collectively referred to as the "Security" or "Securities". The entire purchase price is due and payable upon the execution of this Subscription Agreement,and shall be paid by check, subject to collection, or by wire transfer, made payable to the order of "Magnitude Information Systems, Inc." The Company shall have the right to reject this subscription in whole or in part.

         1 The undersigned, in order to induce the Company to accept this Subscription Agreement represents, warrants and covenants to the Company as follows:

                  (a) The undersigned acknowledges that (i) the Notes and Warrants being purchased hereunder have not been registered under the Securities Act of 1933,as amended ("Securities Act"), or the securities laws of any State;
(ii) absent an exemption from registration contained in those laws, the issuance and sale of the Notes and Warrants would require registration; and (iii) the Company's reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the Subscription Agreement and the included Investor Questionnaire are collectively referred to herein as the "Subscription Documents").

                  (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable unless it has not been accepted by the Company.

                  (c) The undersigned has carefully read the Company's Form 10-KSB for the fiscal year ended December 31, 1998 and Form 10-QSB for the quarter ended _____________, this Subscription Agreement as well as the Note and Warrant attached hereto as Exhibits A and B, respectively (collectively, the "Disclosure Materials") all of which the undersigned acknowledges have been delivered to the undersigned. The undersigned acknowledges that the undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Subscription Agreement and the Disclosure Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the Undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned has received no representations or warranties from the Company, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

                  (d) The undersigned acknowledges that the undersigned has investigated the Company's business, financial conditions, current state of affairs, planned business and other matters necessary in order for the undersigned to make an informed investment decision regarding the purchase of the Notes and Warrants.

                  (e) The undersigned acknowledges that the undersigned is purchasing the Notes and Warrants without being furnished any prospectus or written description of the Company, its business and/or its future plans, other than the Disclosure Material, and has relied solely upon the Disclosure Material and the undersigned's own investigation into the Company and its proposed operations.

                  (f) The undersigned is aware that the purchase of the Notes and Warrants is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the entire investment could be lost.

                  (g) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering, or any recommendation or endorsement of this Offering.

                  (h) The undersigned is purchasing the Notes and Warrants for the undersigned's own account, with the intention of holding the Security with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Security, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

                  (i) The undersigned will not sell short in any manner the shares of Common Stock underlying the Notes and Warrants.

                  (j) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Notes and Warrants indefinitely or to afford a complete loss of the undersigned's investment in the Notes and Warrants.

                  (k) The undersigned  represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and the investment in the Notes and Warrants will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Units are being sold to the undersigned to others would not be available if the undersigned's present intention were to hold the Notes and Warrants for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission,a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Notes and Warrants, and for which such Notes and Warrants may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Securities and Exchange Commission would then regard such sale as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

                  (l) The undersigned represents that the funds provided for this investment are either separate property of the Undersigned, other property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

                  (m) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal business address if a corporation or other entity.

                  (n) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and Warrants.

                  (o) The undersigned acknowledges that the certificates for the securities comprising the shares of Common Stock underlying the Notes and Warrants which the undersigned will receive will contain a legend substantially as follows:

            THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                  (p) This Subscription Agreement and all representations, warranties and statements made herein are true, complete and correct in all material respects.

                  (q) The undersigned acknowledges that the Company, except as set forth in the Notes and Warrants, is under no obligation to register the Notes and Warrants under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available.
                  (r) This Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms.

                  (s) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

                  (t) If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Notes and Warrants, and (iii) the undersigned has the full power and authority to execute this Subscription
Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required,by the governing board of such entity and is not prohibited by the governing documents of the entity.

                  (u) The undersigned expressly acknowledges and agrees that the Company is relying upon the Undersigned's representation contained in this Subscription Agreement. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company, and their respective officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  (v) Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

                  (w) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with the Notes and Warrants executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and the Notes and Warrants which alone fully and completely expresses their agreement.

                  (x) This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

                  (y) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

                  (z) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and/or the United States District Court for the Southern District of New York.

                  (aa) The undersigned understands that this subscription is not binding upon the Company until the Company accepts it,which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

                  (bb)     Intentionally omitted.

                  (cc) Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

                  (dd) Please check whether one or more of the following definitions of "accredited investor," if any, applies to you. If none of the following applies to you, please leave a blank.

     (i) A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S.Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;any plan established and maintained by a state, or its political subdivisions,or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.


     (ii)  A  Private  Business   Development  Company  as  defined  in  Section
202(a)(22) of the Investment Advisers Act of 1940.


     (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.


     (iv) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

     (v) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (vi) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

     (vii)  Any  entity  in  which  all  of the  equity  owners  are  Accredited
Investors.

         2. This  following  information  is required  pursuant to Article  III,
Section 44 of the Rules of Fair Practice of the NASD and upon which the Company will rely in making any statement to the NASD concerning the association or affiliation of any officer,director or security holder of the Company with any NASD member.

 (i) State whether you or any of your Affiliates or any of your Associates (See Definitions at the end of this Subscription Agreement) are

          (a) Member of the National Association of Securities Dealers, Inc. ("NASD");

                            Yes____          No____

          (b)      a Person Associated with a Member of the NASD; or

                            Yes____          No____

          (c)      an Affiliate of a Member of the NASD.

                            Yes____          No____

 (ii) State whether you or any of your Affiliates or any of your Associates own stock or other securities of any member of the NASD (other than securities purchased on the open market).

                            Yes____          No____

 (iii) State whether you or any of your Affiliates or any of your Associates have made a subordinated loan to any Member of the NASD.

                            Yes____          No____

 (iv) If you marked "Yes" to any of the questions above,please briefly describe the facts below, giving the names of the appropriate Members of the NASD to which your answers refer.

         (v) The Undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned.


                             JURISDICTIONAL NOTICES

         THE SECURITIES OFFERED PURSUANT TO THE MEMORANDUM HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IT IS THE RESPONSIBILITY OF ANY SUBSCRIBER WISHING TO PURCHASE THE Units TO SATISFY ITSELF AS TO THE FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement
on this    __   day of       ___    , _______

(Total Investment)   $_____________
                        -----------


                     Exact Name in Which Title is to be Held


                                    Signature


                               Name (Please Print)


                       Title of Person Executing Agreement


                           Address: Number and Street


                             City Country Zip Code


                            Tax Identification Number


                          Jurisdiction of Incorporation


Accepted this   __   day of                   , _______, on behalf of
              ------        ------------------


                         MAGNITUDE INFORMATION SYSTEMS, INC.


                         BY:

         DEFINITIONS

Affiliate:        An  Affiliate  of any person (for  purposes  hereof a "person"
                  includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person. For purposes of this definition:

                  (i) a person should be presumed to control a Member if the person beneficially owns 10% or more of the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (ii) a Member should be presumed to control a person if the Member and Persons Associated with the Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (iii) a person should be presumed to be under common control with a Member if:

                           (1) the same person controls both the Member and such person by beneficially owning 10% or more of the outstanding voting securities of the Member and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member and other such person which is a partnership; or

                           (2) a person having the power to direct or cause the direction of the management or policies of the Member also has the power to direct or cause the direction of the management or policies of the other entity in question.

Associate:                 An Associate is

                           (i) any corporation or organization of which you are an officer, director or partner, or of which you are directly or indirectly the beneficial owner of 10% or more of any class of equity securities.

                           (ii) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; and

                           (iii)  any  relative  or  spouse  of  yours,  or  any
relative of such spouse who has the same home as you.

Member:  A Member is any broker or dealer admitted to membership in the NASD.

Person A "Person Associated with a Member" is every sole proprietor, partner,

Associated     officer,  director or branch  manager of any Member,  or any natural person

with a occupying a similar status or performing similarfunctions,or any person

Member: engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member
              (for  example,  any  employee),  whether or not any such person is registered or exempt from registration with the NASD.

                                   Exhibit 4.6
                        CONVERTIBLE GRID PROMISSORY NOTE


$100,000.00 MAXIMUM                              Branchburg, New Jersey
                                                          May 28, 1999


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE, WHICH EXEMPTIONS SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE.


         FOR VALUE RECEIVED, the undersigned promises to pay to the order of B. MICHAEL PISANI, (herein called "Note Holder") located at 44 Lake Hill Road, Short Hills, New Jersey 07078, or such other place as may be designated in writing by Note Holder, the principal sum of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS, (subject to receipt by the undersigned of said principal sum as advanced by Note Holder as follows: $50,000 (less $7,500 representing an amount heretofore outstanding and due Note Holder satisfied hereby) upon the date hereof, $25,000 within 7 days hereafter and an additional $25,000 within 7 days thereafter), together with interest as hereinafter provided. Subject to the conversion and/or prepayment as hereinafter contained, the entire principal amount due hereunder along with accrued interest thereon shall be paid to the Note Holder in one payment on the date which is Fourteen (14) months from the date hereof.

         The undersigned borrower shall pay the Note Holder interest commencing with the date hereof, computed on the basis of a 360 day year on the unpaid principal balance at the rate of Seven (7%) percent per annum from the date of actual advance to the undersigned.

         Note Holder is hereby granted an option to convert, in increments of no less than $25,000.00, up to the entire principal balance due hereunder into shares of common stock of the undersigned at a conversion price of $.50 per share. Said option shall be exercisable by Note Holder upon at least five (5) business days prior written notice, as hereinafter provided, to the undersigned at any time and from time to time during the term hereof but no later than five
(5) business days prior to the aforementioned principal due date hereunder. In the event Note Holder elects to so convert any portion of the principal otherwise due hereunder, Note Holder shall provide the undersigned with written notice of such conversion option exercise as aforesaid whereupon this Note and all sums due Note Holder hereunder shall be deemed to be partially or fully pre-paid and satisfied as the case may be dependent upon the principal sums so converted, and the undersigned shall, as soon as may be practicable thereafter, deliver or cause to be delivered to Note Holder all shares of common stock due to Note Holder as aforesaid. All notices shall be in writing, sent via next day overnight mail or delivery service with receipt therefor, and shall be deemed given as of the date of such mailing. All shares received hereunder shall be subject to all applicable securities laws. Notwithstanding the foregoing, the undersigned shall, by December 31, 1999, cause an amount of the undersigned's shares calculated at the above conversion rate to be registered upon such Registration Statement as may be legally available so as to cause said shares subject to the foregoing conversion option to be without the Rule 144 Restriction. Should Note Holder elect to convert as set forth above prior to the filing of such Registration Statement, then the shares Note Holder receives upon such conversion shall thereafter be included in the foregoing Registration Statement. In no event shall the number of shares to be registered and issuable hereunder as set forth above exceed 200,000. In the event the undersigned shall not cause said Registration Statement to become effective within the foregoing period, Note Holder shall be entitled to receive an additional twenty thousand (20,000) shares of the undersigned common stock which shares shall be subject to all applicable securities laws.

         Upon the failure to pay the sums of money due under this Promissory Note, which default shall remain uncured for a period of thirty (30) days, or the appointment of a receiver of the property, rights, credits, assets or any part thereof, of the undersigned, or the filing of a petition by or against the undersigned for relief under any bankruptcy or insolvency law, or an assignment of all the undersigned's assets for the benefit of creditors, the Note Holder may at its option:

         (1) Declare all sums owing Note Holder from the undersigned hereunder to be forthwith due and payable.

         (2) Collect interest on the principal balance owing hereon at the rate provided herein from the date of such default, and if this Note is referred for collection, collect all reasonable expenses incurred by Note Holder in connection with the collection of this Note, including but not limited to reasonable attorney's fees.

         Note Holder shall not, by any act, delay, omission or otherwise be deemed to have waived any of his rights or remedies hereunder and no waiver by the Note Holder of his rights or remedies hereunder shall be valid against Note Holder unless in writing, signed by Note Holder, and then only to the extent therein set forth. The waiver by the Note Holder of any right or remedy hereunder upon any one occasion shall not be construed as a bar to any right or remedy which he would otherwise have had on any future occasion.

         The undersigned shall have the right to make prepayments, in whole or in part, of this Note without premium or penalty and from time to time. All prepayments shall be applied against the payments due in the order of maturity.

         The undersigned hereby waives presentment for payment, protest and notice for non-payment of this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New Jersey with venue situate therein and may not be assigned in whole or in part without the prior written consent of the undersigned in each instance.

                          MAGNITUDE INFORMATION SYSTEMS, INC.
 (SEAL)

                          BY:________________________________
                           STEVEN D. RUDNIK, PRESIDENT
ATTEST:                    50 Tannery Road
                           Branchburg, NJ 08876
----------------------------
JOERG KLAUBE , SECRETARY

                                   Exhibit 4.7
                          COMMON STOCK PURCHASE WARRANT

               For the Purchase of 200,000 Shares of Common Stock

                                       of

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                            (A Delaware Corporation)



         THIS CERTIFIES THAT, for value received MICHAEL PISANI (the "Holder"), as owner of this Warrant (sometimes referred to herein as "Warrant"), is entitled to subscribe for, purchase and receive up to 200,000 fully paid and nonassessable shares of common stock (the "Common Stock"), of Magnitude Information Systems, Inc., a Delaware corporation (the "Company") at the price of $1.00(U.S.) per share of Common Stock (the "Exercise Price"), upon payment of the Exercise Price in accordance with the provisions hereof at the principal office of the Company. If the subscription rights represented hereby shall not be exercised on or before the Expiration Date, this Warrant shall become and will be void without further force of effect, and all rights represented hereby shall cease and expire.

         This Warrant may be exercised subject to the following terms and conditions.

         (i)      Terms of Warrant.

                  Holder shall be entitled to purchase and receive up to 200,000 shares of Common Stock at the Exercise Price at any time on or before 5:00 PM on May , 2003 (the "Expiration Date"), by paying the Exercise Price to the Company. Notwithstanding the foregoing, in the event the Company's shares of common stock shall be quoted at a publicly traded price of $2.00 per share at the close of each trading day for a period of ten (10) consecutive trading days at any time (and from time to time to the extent said Warrant shall not be exercised or shall not expire in accordance with its terms prior to each such ten (10 ) day period) during the term of this Warrant, the Company shall have the option to provide Holder with a notice of required Warrant exercise acceleration within a period of two (2) days after each such ten (10) day period and Holder shall then have a period of three (3) days after said notice (expiring at 5:00 PM on the third day) within which to exercise this Warrant in full and make payment thereon as provided herein; any failure by Holder to timely exercise as set forth herein shall cause this Warrant and all rights evidenced hereby to automatically expire.

         (ii)     Exercise of Warrant.

                  This Warrant may be exercised during the Exercise Period by surrendering the form of subscription attached hereto duly executed by the Holder, to the Company at its principal office at 50 Tannery Road, Branchburg, New Jersey 08876 or at such other address as may be designated by the Company, and by simultaneously paying the Exercise Price in cash or check to the Company. The date of exercise shall be the date on which the completed subscription agreement, and Exercise Price are tendered to the Company.



         (iii) Restricted Nature of Underlying Stock.

                  Unless the Company receives an opinion from counsel satisfactory to it that such a legend is not required, in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable State Securities Laws, each certificate for shares of Common Stock underlying this Warrant ("Underlying Shares") shall bear a legend reading substantially as follows:


         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration statement for such securities under the Act; (2) An opinion of counsel acceptable to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not take any enforcement action if the proposed transfer is made without registration under the Act."


         (iv)     Disposition of Warrant or Underlying Shares.

         The Holder, by acceptance hereof, agrees for itself and any subsequent owner(s) that, in addition to the requirements set forth above, disposition of any Warrant or the underlying Shares shall not be made unless and until:

                  (a) The Company has received an opinion from counsel for the Holder(s) of the Warrant or underlying Shares stating that no registration under the 1933 Act is required with respect to such disposition; or

                  (b) A registration statement or post-effective amendment to a registration statement under the 1933 Act has been filed and made effective by the Commission covering such proposed disposition.

         (v) Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (vi) Warrant Holder Not a Shareholder. Any Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Company.

         (vii) Taxes. The Company will pay all document and stamp taxes in respect of the issue of this Warrant or the Common Shares issuable upon exercise thereof.

         (viii) Miscellaneous. References herein describing this instrument as a "Warrant" or "Warrants", refer solely to the rights conferred upon Holder hereby.

         (ix) Warrant Subject to Restrictions under Securities Act. No sale, offer to sell or transfer of the Warrants represented by this certificate or the underlying shares shall be made unless a registration statement under the 1933 Act, with respect to such Options or shares is then in effect or an exemption from the registration requirements of the 1933 Act is then in fact applicable to such shares or Common Stock Purchase Warrants. The availability of such exemption shall be established to the reasonable satisfaction of the Company and its counsel.

         (x) Registration of Shares. The Company hereby agrees to cause the Underlying Shares of common stock represented hereby to be registered with the Securities and Exchange Commission pursuant to a registration statement under the 1933 Act by no later than December 31, 1999.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer.



May ____, 1999                    MAGNITUDE INFORMATION SYSTEMS, INC.


                                  By:      _________________________
                            Steven Rudnik, President

Form to be used to exercise Warrant:


                                  EXERCISE FORM

                             Date: ________, ______

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase 200,000 shares of Common Stock of Magnitude Information Systems, Inc. called for thereby.


                       Signature: ________________________

                    Signature Guaranteed: __________________


                     INSTRUCTIONS FOR REGISTRATION OF STOCK



Name _____________________________


Address __________________________



                                 **************


NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                   Exhibit 4.8
                           CONVERTIBLE PROMISSORY NOTE


$300,000.00                                     Branchburg, New Jersey
-----------
                                                __      April 23, 1999

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE, WHICH EXEMPTIONS SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE.


         FOR VALUE RECEIVED, the undersigned promises to pay to the order of VIVIANA PARTNERS, LP, (herein called "Note Holder") located at 1 Sansome Street, Suiye 3900, San Francisco, CA 94104, or such other place as may be designated in writing by Note Holder, the sum of THREE HUNDRED THOUSAND ($300,000.00) DOLLARS. together with interest as hereinafter provided. Subject to the conversion and/or prepayment as hereinafter contained, the entire principal amount due hereunder shall be paid to the Note Holder in one payment on the date which is Fourteen
(14) months from the date hereof.

         The undersigned borrower shall pay the Note Holder interest commencing with the date hereof, computed on the basis of a 360 day year on the unpaid principal balance at the rate of Seven (7%) percent per annum with interest payments due hereunder payable semi-annually during the term hereof.

         Note Holder is hereby granted an option to convert, in increments of no less than $25,000.00, up to the entire principal balance due hereunder into shares of common stock of the undersigned at a conversion price of $.50 per share. Said option shall be exercisable by Note Holder upon at least five (5) business days prior written notice, as hereinafter provided, to the undersigned at any time and from time to time during the term hereof but no later than five
(5) business days prior to the aforementioned principal due date hereunder. In the event Note Holder elects to so convert any portion of the principal otherwise due hereunder, Note Holder shall provide the undersigned with written notice of such conversion option exercise as aforesaid whereupon this Note and all sums due Note Holder hereunder shall be deemed to be partially or fully pre-paid and satisfied as the case may be dependent upon the principal sums so converted, and the undersigned shall, as soon as may be practicable thereafter, deliver or cause to be delivered to Note Holder all shares of common stock due to Note Holder as aforesaid. All notices shall be in writing, sent via next day overnight mail or delivery service with receipt therefor, and shall be deemed given as of the date of such mailing. All shares received hereunder shall be subject to all applicable securities laws. Notwithstanding the foregoing, the undersigned shall, within six (6) months of the date hereof, cause an amount of the undersigned's shares calculated at the above conversion rate to be registered upon such Registration Statement as may be legally available so as to cause said shares subject to the foregoing conversion option to be without the Rule 144 Restriction. Should Note Holder elect to convert as set forth above prior to the filing of such Registration Statement, then the shares Note Holder receives upon such conversion shall thereafter be included in the foregoing Registration Statement. In no event shall the number of shares to be registered and issuable hereunder as set forth above exceed 600,000. In the event the undersigned shall not cause said Registration Statement to become effective within the foregoing six (6) months period, Note Holder shall be entitled to receive an additional sixty thousand (60,000) shares of the undersigned common stock which shall be included within the Registration Statement. Nothing contained hereinabove shall relieve the undersigned of its registration obligation as set forth above.

         In the event the undersigned shall, during the fourteen (14) month term hereof, enter into additional financing which provides for either a direct equity investment or the conversion of debt into shares of the undersigned's common stock at an investment or conversion rate less than $0.50 per share ("Favored Conversion Rate"), Note Holder shall then be entitled to convert the then outstanding principal balance due hereunder at such Favored Conversion Rate. Any such election by Note Holder to convert at the Favored Conversion Rate as set forth above shall require Note Holder to convert into such shares of the undersigned's common stock upon the same terns and conditions as such direct equity investment or such additional convertible debt financing, as the case may be. For purposes of example and not by way of limitation, a subsequent equity investment or convertible debt financing into restricted shares would provide Note Holder with the ability to convert at the Favored Conversion Rate into common stock with the same restrictions.

         Upon the failure to pay the sums of money due under this Promissory Note, which default shall remain uncured for a period of thirty (30) days, or the appointment of a receiver of the property, rights, credits, assets or any part thereof, of the undersigned, or the filing of a petition by or against the undersigned for relief under any bankruptcy or insolvency law, or an assignment of all the undersigned's assets for the benefit of creditors, the Note Holder may at its option:

         (1) Declare all sums owing Note Holder from the undersigned hereunder to be forthwith due and payable.

         (2) Collect interest on the principal balance owing hereon at the rate provided herein from the date of such default, and if this Note is referred for collection, collect all reasonable expenses incurred by Note Holder in connection with the collection of this Note, including but not limited to reasonable attorney's fees.

         Note Holder shall not, by any act, delay, omission or otherwise be deemed to have waived any of his rights or remedies hereunder and no waiver by the Note Holder of his rights or remedies hereunder shall be valid against Note Holder unless in writing, signed by Note Holder, and then only to the extent therein set forth. The waiver by the Note Holder of any right or remedy hereunder upon any one occasion shall not be construed as a bar to any right or remedy which he would otherwise have had on any future occasion.

         The undersigned shall have the right to make prepayments, in whole or in part, of this Note without premium or penalty and from time to time upon at least thirty (30) days prior written notice to Note Holder. All prepayments shall be applied against the payments due in the order of maturity.


         The undersigned hereby waives presentment for payment, protest and notice for non-payment of this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New Jersey with venue situate therein and may not be assigned in whole or in part without the prior written consent of the undersigned in each instance.

                                            MAGNITUDE INFORMATION SYSTEMS, INC.
  (SEAL)
                                            BY:________________________________

ATTEST:

                                   Exhibit 4.9
                          COMMON STOCK PURCHASE WARRANT

              For the Purchase of __________ Shares of Common Stock

                                       of

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                            (A Delaware Corporation)

     THIS CERTIFIES  THAT, for value received  _________________________________
__________, residing at  _____________________________  (the "Holder"), as owner of this Warrant (sometimes referred to herein as "Warrant"), is entitled to subscribe for, purchase and receive _______ fully paid and nonassessable shares of common stock (the "Common Stock"), of Magnitude Information Systems, Inc., a Delaware corporation (the "Company") at the price of $1.00(U.S.) per share of Common Stock (the "Exercise Price"), upon payment of the Exercise Price in accordance with the provisions hereof at the principal office of the Company. If the subscription rights represented hereby shall not be exercised on or before the Expiration Date, this Warrant shall become and will be void without further force of effect, and all rights represented hereby shall cease and expire.

     This  Warrant  may  be  exercised   subject  to  the  following  terms  and
conditions.

         (i)      Terms of Warrant.

                  Holder shall be entitled to purchase and receive _______ shares of Common Stock at the Exercise Price at any time on or before 5:00 PM on ___________ (the "Expiration Date"), by paying the Exercise Price to the Company. Any notices required hereunder shall be in writing and may be delivered via U.S. Postal Service, personally or by any commercial delivery or overnight service to the Holder or Company at the respective addresses set forth herein for the same. Any attempted but undelivered notice sent via any method and for which a proof of attempted delivery therefor is issued and left at the appropriate address shall be deemed to be effective delivery.

         (ii)     Exercise of Warrant.

                  This Warrant may only be exercised once during the Exercise Period by surrendering the form of subscription attached hereto duly executed by the Holder, to the Company at its principal office at 50 Tannery Road, Branchburg, New Jersey 08876 or at such other address as may be designated by the Company, and by simultaneously paying the Exercise Price in cash or check to the Company. The date of exercise shall be the date on which the completed subscription agreement, and Exercise Price are tendered to the Company.


         (iii) Restricted Nature of Underlying Stock.

                  Unless the Company receives an opinion from counsel satisfactory to it that such a legend is not required, in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable State Securities Laws, each certificate for shares of Common Stock underlying this Warrant ("Underlying Shares") shall bear a legend reading substantially as follows:


         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration statement for such securities under the Act; (2) An opinion of counsel acceptable to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not take any enforcement action if the proposed transfer is made without registration under the Act."


         (iv)     Disposition of Warrant or Underlying Shares.

         The Holder, by acceptance hereof, agrees for itself that this Warrant shall not be assignable or transferable in whole or in part by Holder under any circumstances and any such attempted assignment or transfer shall immediately cause this Warrant to expire and be rendered null and void. In addition to the requirements set forth above, disposition of any of the underlying Shares shall not be made unless and until:

                  (a) The Company has received an opinion from counsel for the Holder, satisfactory to the Company, stating that no registration under the 1933 Act is required with respect to such disposition; or

                  (b) A registration statement or post-effective amendment to a registration statement under the 1933 Act has been filed and made effective by the Commission covering such proposed disposition.

         (v) Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (vi) Warrant Holder Not a Shareholder. Any Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Company.

         (vii) Taxes. The Company will pay all document and stamp taxes in respect of the issue of this Warrant or the Common Shares issuable upon exercise thereof.

         (viii) Miscellaneous. References herein describing this instrument as a "Warrant" or "Warrants", refer solely to the rights conferred upon Holder hereby.

         (ix) Warrant Subject to Restrictions under Securities Act. No sale, offer to sell or transfer of the Warrants represented by this certificate can or will be made in as much as the Warrant is not assignable or transferable under any circumstances and any attempt to assign or transfer this Warrant shall cause the same to immediately expire and be null and void in accordance with its terms. No sale, offer to sell or transfer of the underlying shares shall be made unless a registration statement under the 1933 Act, with respect to such shares is then in effect or an exemption from the registration requirements of the 1933 Act is then in fact applicable to such shares. The availability of such exemption shall be established to the reasonable satisfaction of the Company and its counsel.

         (x) "Piggyback Registration" of Shares. If the Company at any time undertakes to register any of its securities under the Securities Act of 1933 (the "1933 Act") (other than in connection with a merger or pursuant to Form S-8 or other comparable form), the Company shall include the Underlying Shares of common stock represented hereby in such registration, provided, however, that if such registration is effected in connection with an underwritten offering and the managing underwriter declines to include such Underlying Shares, then, the Company shall be relieved of its obligation to register such shares with respect to that particular offering.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer.



_________, _______                   MAGNITUDE INFORMATION SYSTEMS, INC.


                                     By:      _________________________

Form to be used to exercise Warrant:


                                     EXERCISE FORM

                                      Date: ________, ______

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ___________ shares of Common Stock of Magnitude Information Systems, Inc. called for thereby.


                                Signature: ________________________

                       Signature Guaranteed: __________________


                                       INSTRUCTIONS FOR REGISTRATION OF STOCK



Name _____________________________


Address __________________________



                                 **************


NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                  Exhibit 4.10

                                    AGREEMENT



Mr. Seymour Kroll
3333 West Ellsworth Road
Ann Arbor, MI  48108



Dear Seymour,

         As per our recent discussions, this letter shall set forth the understanding upon which our agreement will be based.

         You agree to provide the sum of $200,000.00 to the Company within 10 days of our agreement by any combination of checks and wire transfers. The aggregate total of $200,000.00 ("Obligation") shall bear interest at the rate of twelve (12%) percent per annum calculated based upon the sum outstanding payable upon maturity and said Obligation shall be a convertible obligation of the Company which shall mature, subject to repayment as set forth below, fourteen
(14) months from the date of funding by you. Additionally, subject to the repayment terms contained hereinafter, the amount outstanding may at any time upon your election during said fourteen (14) month period, be convertible into common shares of Company's stock at the conversion rate of $0.50 of debt per share. Any such conversions must be made in increments of no less than $50,000.00 and upon at least five (5) business days prior written notice to the Company and any such conversions shall reduce the Obligation. All shares received hereunder shall be subject to all applicable securities laws. Notwithstanding the foregoing, the Company shall, within six (6) months of your wire transfer, cause an amount of Company shares calculated at the above conversion rate to be registered upon such Registration Statement as may be legally available so as to cause said shares to be without the Rule 144 Restriction. Should you elect to convert as set forth above prior to the filing of such Registration Statement, then the shares you receive upon such conversion shall thereafter be included in the foregoing Registration Statement. In no event shall the number of shares to be registered and issuable hereunder as set forth above exceed 400,000 shares.

         Notwithstanding anything contained hereinabove to the contrary, the Company may elect to prepay all or part of said Obligation without penalty. As security for said Obligation by the Company, all Office Specialty royalties received by the Company shall be paid into a bank account that is controlled by you and such royalties shall be applied against the reduction of the Obligation until the obligation is paid in full or otherwise satisfied as hereinabove provided. The Company specifically agrees that at no time shall it elect to offset against such royalties any commissions due to Office Specialty resulting from any of Office Specialty's commissionable sales of the Company software products. As further security for the Obligation, the Company shall provide you with a 50% security interest in the EMS(TM) software in which a security interest is currently held by the undersigned in an individual capacity and for which you will be added as an additional secured party to the extent of your interests therein as provided herein.

         Furthermore, the Company hereby represents that except for a security interest held by Michael G. Martin, there are no other known encumbrances of record on the Office Specialty royalties stream. Michael G. Martin has agreed under separate cover that your security interest will take priority over his regarding this Office Specialty royalty stream.

         Furthermore as an additional consideration within this agreement and upon execution of this agreement you will be offered a position on the Company's Board of Directors and shall be entitled to receive the same stock options as provided to all other Board Members.

         I trust that the foregoing properly reflects our understanding and if so, please signify the same where indicated below and return a fully executed copy to me via fax. Please initial each of the pages near my initials to avoid any confusion with previous draft versions.


                                 Very truly yours,

                       MAGNITUDE INFORMATION SYSTEMS, INC.


                      By:_________________________________
                        Steven D. Rudnik, President & CEO


AGREED AND CONSENTED

-------------------------
Seymour Kroll              Dated: May 3, 1999

                                  Exhibit 4.11
                           CONVERTIBLE PROMISSORY NOTE

$200,000.00                                           Branchburg, New Jersey
                                                      April  26, 1999

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE, WHICH EXEMPTIONS SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE.

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of SEYMOUR KROLL, (herein called "Note Holder") located at 3333 West Ellsworth Road, Ann Arbor, MI 48108, or such other place as may be designated in writing by Note Holder, the sum of TWO HUNDRED THOUSAND ($200,000.00) DOLLARS, together with interest as hereinafter provided. Subject to the conversion and/or prepayment as hereinafter contained, the entire principal amount due hereunder shall be paid to the Note Holder in one payment together with accrued interest thereon on the date which is Fourteen (14) months from the date hereof.

         The undersigned borrower shall pay the Note Holder interest commencing with the date hereof, computed on the basis of a 360 day year on the unpaid principal balance at the rate of Twelve (12%) percent per annum.

         Note Holder is hereby granted an option to convert, in increments of no less than $50,000.00, up to the entire principal balance due hereunder into shares of common stock of the undersigned at a conversion price of $.50 per share. Said option shall be exercisable by Note Holder upon at least five (5) business days prior written notice, as hereinafter provided, to the undersigned at any time and from time to time during the term hereof but no later than five
(5) business days prior to the aforementioned principal due date hereunder. In the event Note Holder elects to so convert any portion of the principal otherwise due hereunder, Note Holder shall provide the undersigned with written notice of such conversion option exercise as aforesaid whereupon this Note and all sums due Note Holder hereunder shall be deemed to be partially or fully pre-paid and satisfied as the case may be dependent upon the principal sums so converted, and the undersigned shall, as soon as may be practicable thereafter, deliver or cause to be delivered to Note Holder all shares of common stock due to Note Holder as aforesaid. For purposes of this paragraph only, all notices shall be in writing, sent via next day overnight mail or delivery service with receipt therefor, and shall be deemed given as of the date of such mailing. All shares received hereunder shall be subject to all applicable securities laws. Notwithstanding the foregoing, the undersigned shall, within six (6) months of the date hereof, cause an amount of the undersigned's shares calculated at the above conversion rate to be registered upon such Registration Statement as may be legally available so as to cause said shares subject to the foregoing conversion option to be without the Rule 144 Restriction. Should Note Holder elect to convert as set forth above prior to the filing of such Registration Statement, then the shares Note Holder receives upon such conversion shall thereafter be included in the foregoing Registration Statement. In no event shall the number of shares to be registered and issuable hereunder as set forth above exceed 400,000 shares.

         Upon the failure to pay the sums of money due under this Promissory Note, which default shall remain uncured for a period of thirty (30) days, or the appointment of a receiver of the property, rights, credits, assets or any part thereof, of the undersigned, or the filing of a petition by or against the undersigned for relief under any bankruptcy or insolvency law, or an assignment of all the undersigned's assets for the benefit of creditors, the Note Holder may at its option:

         (1) Declare all sums owing Note Holder from the undersigned hereunder to be forthwith due and payable.

         (2) Collect interest on the principal balance owing hereon at the rate provided herein from the date of such default, and if this Note is referred for collection, collect all reasonable expenses incurred by Note Holder in connection with the collection of this Note, including but not limited to reasonable attorney's fees.

         Note Holder shall not, by any act, delay, omission or otherwise be deemed to have waived any of his rights or remedies hereunder and no waiver by the Note Holder of his rights or remedies hereunder shall be valid against Note Holder unless in writing, signed by Note Holder, and then only to the extent therein set forth. The waiver by the Note Holder of any right or remedy hereunder upon any one occasion shall not be construed as a bar to any right or remedy which he would otherwise have had on any future occasion.

         The undersigned shall have the right to make prepayments, in whole or in part, of this Note without premium or penalty and from time to time and shall cause the royalty payments to which it is otherwise entitled to receive from 1320236 Ontario Inc. arising from and subject to that certain Marketing and Development Agreement dated November, 1998 by and between the undersigned and said 1320236 Ontario Inc. as aforesaid to be paid to Note Holder as and for a prepayment reduction of the sum due Note Holder hereunder. All rights of Note Holder to such royalty payments shall cease upon the full satisfaction of the undersigned's payment obligation hereunder to Note Holder in accordance with the terms hereinabove contained. All prepayments shall be applied against the payments due in the order of maturity.

         The undersigned hereby waives presentment for payment, protest and notice for non-payment of this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New Jersey with venue situate therein and may not be assigned in whole or in part without the prior written consent of the undersigned in each instance.

                                            MAGNITUDE INFORMATION SYSTEMS, INC.
  (SEAL)

                                            BY:________________________________
                                               STEVEN D. RUDNIK, PRESIDENT
ATTEST:                                              50 Tannery Road
                                                     Branchburg, NJ 08876
----------------------------
JOERG KLAUBE , SECRETARY

                                  Exhibit 4.12
                             SUBSCRIPTION AGREEMENT
             Pursuant to Section 4 (2) of the Securities Act of 1933

     Subscription Agreement and Questionnaire of Magnitude Information Systems, Inc.

         The undersigned hereby subscribes for the purchase of ___________ Units consisting of _____________ shares (the "Shares") of the common stock of Magnitude Information Systems, Inc. (the "Company") and a warrant for the purchase of ___________ common shares of the Company, a copy of which is annexed hereto as Exhibit A (the "Warrant"), for the purchase price of $______________. The Shares and the Warrant, as well as the shares underlying the Warrant, are sometimes hereinafter collectively referred to as the "Security" or "Securities". The entire purchase price is due and payable upon the execution of this Subscription Agreement, and shall be paid by check, subject to collection, or by wire transfer, made payable to the order of "Magnitude Information Systems, Inc." The Company shall have the right to reject this subscription in whole or in part.

         1 The undersigned, in order to induce the Company to accept this Subscription Agreement represents, warrants and covenants to the Company as follows:

                  (a) The undersigned acknowledges that (i) the Shares and Warrant being purchased hereunder have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any State;
(ii) absent an exemption from registration contained in those laws, the issuance and sale of the Shares and Warrant would require registration; and (iii) the Company's reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the Subscription Agreement and the included Investor Questionnaire are collectively referred to herein as the "Subscription Documents").

                  (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable unless it has not been accepted by the Company.

                  (c) The undersigned has carefully read the Company's Form 10-KSB for the fiscal year ended December 31, 1998 and Forms 10-QSB for the quarters ended March 31, 1999, and June 30, 1999, this Subscription Agreement as well as the Warrant attached hereto as Exhibit A, respectively (collectively, the "Disclosure Materials") all of which the undersigned acknowledges have been delivered to the undersigned. The undersigned acknowledges that the undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Subscription Agreement and the Disclosure Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the Undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned has received no representations or warranties from the Company, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

                  (d) The undersigned acknowledges that the undersigned has investigated the Company's business, financial conditions, current state of affairs, planned business and other matters necessary in order for the undersigned to make an informed investment decision regarding the purchase of the Shares and Warrant.

                  (e) The undersigned acknowledges that the undersigned is purchasing the Shares and Warrant without being furnished any prospectus or written description of the Company, its business and/or its future plans, other than the Disclosure Materials, and has relied solely upon the Disclosure Materials and the undersigned's own investigation into the Company and its proposed operations.

                  (f) The undersigned is aware that the purchase of the Shares and Warrant is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the entire investment could be lost.

                  (g) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this private offering, or any recommendation or endorsement of this private offering.

                  (h) The undersigned is purchasing the Shares and Warrant for the undersigned's own account, with the intention of holding the Security with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Security, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

                  (i) The undersigned will not sell short in any manner the Shares or the shares of Common Stock underlying the Warrant.

                  (j) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares and Warrant indefinitely or to afford a complete loss of the undersigned's investment in the Shares and Warrant.

                  (k) The undersigned  represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and the investment in the Shares and Warrant will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Shares and Warrant are being sold to the undersigned would not be available if the undersigned's present intention were to hold the Shares and Warrant for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares and Warrant, and for which such Shares and Warrant may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Securities and Exchange Commission would then regard such sale as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

                  (l) The undersigned represents that the funds provided for this investment are either separate property of the Undersigned, other property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

                  (m) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal business address if a corporation or other entity.

                  (n) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and Warrant.

                  (o) The undersigned acknowledges that the certificates for the securities comprising the Shares and the shares of Common Stock underlying the Warrant which the undersigned will receive will contain a legend substantially as follows:

          THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER HEREOF SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                  (p) This Subscription Agreement and all representations, warranties and statements made herein are true, complete and correct in all material respects.

                  (q) The undersigned acknowledges that the Company, except as set forth in the Shares and Warrant, is under no obligation to register the Shares and Warrant under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available, except that the Company is extending "Piggyback Registration" rights with respect to the Shares, to the effect that it include the Shares in any registration of its securities under the Securities Act of 1933 (other than in connection with a merger or pursuant to Form S-8 or other comparable form) except in case of an underwritten offering where the managing underwriter declines to include such Shares. In the event that the Company failed to do so for any reason or that no such registration giving rise to the exercise of such "Piggyback Registration" rights takes place within a period of six (6) months from now, the undersigned shall be entitled to receive an additional __________ shares of the Common Stock of the Company.

            (r) This Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms.

                  (s) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

                  (t) If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares and Warrant, and (iii) the undersigned has the full power and authority to execute this Subscription
Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

                  (u) The undersigned expressly acknowledges and agrees that the Company is relying upon the Undersigned's representation contained in this Subscription Agreement. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company, and their respective officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  (v) Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

                  (w) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth in this Subscription Agreement, together with the Shares and Warrant executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and the Shares and Warrant which alone fully and completely expresses their agreement.

                  (x) This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

                  (y) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

                  (z) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the undersigned hereby consents to the jurisdiction of the courts of the State of New Jersey and/or the United States District Court for the District of New Jersey.

                  (aa) The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

                  (bb)     Intentionally Omitted.

                  (cc) Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

                  (dd) Please check whether one or more of the following definitions of "accredited investor," if any, applies to you. If none of the following applies to you, please leave a blank.

     (i) A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

     (ii)  A  Private  Business   Development  Company  as  defined  in  Section
202(a)(22) of the Investment Advisers Act of 1940.

     (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (iv) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

     (v) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (vi) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and Warrant, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

     (vii)  Any  entity  in  which  all  of the  equity  owners  are  Accredited
Investors.

         2. This  following  information  is required  pursuant to Article  III,
Section 44 of the Rules of Fair Practice of the NASD and upon which the Company will rely in making any statement to the NASD concerning the association or affiliation of any officer, director or security holder of the Company with any NASD member.

  (i) State whether you or any of your Affiliates or any of your Associates (See Definitions at the end of this Subscription Agreement) are

           (a) Member of the National Association of Securities Dealers, Inc. ("NASD");

                             Yes____          No____

           (b)      a Person Associated with a Member of the NASD; or

                             Yes____          No____

           (c)      an Affiliate of a Member of the NASD.

                             Yes____          No____

  (ii) State whether you or any of your Affiliates or any of your Associates own stock or other securities of any member of the NASD (other than securities purchased on the open market).

                             Yes____          No____

  (iii) State whether you or any of your Affiliates or any of your Associates have made a subordinated loan to any Member of the NASD.

                             Yes____          No____

  (iv) If you marked "Yes" to any of the questions above, please briefly describe the facts below, giving the names of the appropriate Members of the NASD to which your answers refer.

         (v) The Undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned.


                             JURISDICTIONAL NOTICES

         THE SECURITIES OFFERED PURSUANT TO THE TERMS AND PROVISIONS OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IT IS THE RESPONSIBILITY OF THE SUBSCRIBER WISHING TO PURCHASE THE SHARES AND WARRANT TO SATISFY ITSELF AS TO THE FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this __ day of ________ , 1999.

Purchase Price  for the Shares and Warrant:  $_______________.


                     Exact Name in Which Title is to be Held


                                    Signature


                               Name (Please Print)


                       Title of Person Executing Agreement


                           Address: Number and Street


                              City State Zip Code


                            Tax Identification Number


                          Jurisdiction of Incorporation


Accepted this   __   day of       ___            , 1999, on behalf of
              ------        ---------------------


                                            MAGNITUDE INFORMATION SYSTEMS, INC.


                                            BY:





         DEFINITIONS

Affiliate:        An  Affiliate  of any person (for  purposes  hereof a "person"
                  includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person. For purposes of this definition:

                  (i) a person should be presumed to control a Member if the person beneficially owns 10% or more of the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (ii) a Member should be presumed to control a person if the Member and Persons Associated with the Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (iii) a person should be presumed to be under common control with a Member if:

                           (1) the same person controls both the Member and such person by beneficially owning 10% or more of the outstanding voting securities of the Member and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member and other such person which is a partnership; or

                           (2) a person having the power to direct or cause the direction of the management or policies of the Member also has the power to direct or cause the direction of the management or policies of the other entity in question.

Associate:                 An Associate is

                           (i) any corporation or organization of which you are an officer, director or partner, or of which you are directly or indirectly the beneficial owner of 10% or more of any class of equity securities.

                           (ii) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; and

                           (iii) any  relative  or  spouse  of  yours,  or  any
relative of such spouse who has the same home as you.

Member: A Member is any broker or dealer admitted to membership in the NASD.

Person A "Person Associated with a Member" is every sole proprietor, partner,

Associated        officer,  director or branch  manager of any Member, or
                  any natural person

with a occupying a similar status or performing similar functions, or any person

Member: engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.



----------------------------

                                  Exhibit 4.13

                             SUBSCRIPTION AGREEMENT

             Pursuant to Section 4 (2) of the Securities Act of 1933

 Subscription Agreement and Questionnaire of Magnitude Information Systems, Inc.

         The undersigned hereby subscribes for the purchase of ___________ Units consisting of _____________ shares (the "Shares") of the common stock of Magnitude Information Systems, Inc. (the "Company") and a warrant for the purchase of ___________ common shares of the Company, a copy of which is annexed hereto as Exhibit A (the "Warrant"), for the purchase price of $______________. The Shares and the Warrant, as well as the shares underlying the Warrant, are sometimes hereinafter collectively referred to as the "Security" or "Securities". The entire purchase price is due and payable upon the execution of this Subscription Agreement, and shall be paid by check, subject to collection, or by wire transfer, made payable to the order of "Magnitude Information Systems, Inc." The Company shall have the right to reject this subscription in whole or in part.

         1 The undersigned, in order to induce the Company to accept this Subscription Agreement represents, warrants and covenants to the Company as follows:

                  (a) The undersigned acknowledges that (i) the Shares and Warrant being purchased hereunder have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any State;
(ii) absent an exemption from registration contained in those laws, the issuance and sale of the Shares and Warrant would require registration; and (iii) the Company's reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the Subscription Agreement and the included Investor Questionnaire are collectively referred to herein as the "Subscription Documents").

                  (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable unless it has not been accepted by the Company.

                  (c) The undersigned has carefully read the Company's Form 10-KSB for the fiscal year ended December 31, 1998 and Forms 10-QSB for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, this Subscription Agreement as well as the Warrant attached hereto as Exhibit A, respectively (collectively, the "Disclosure Materials") all of which the undersigned acknowledges have been delivered to the undersigned. The undersigned acknowledges that the undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Subscription Agreement and the Disclosure Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the Undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned has received no representations or warranties from the Company, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

                  (d) The undersigned acknowledges that the undersigned has investigated the Company's business, financial conditions, current state of affairs, planned business and other matters necessary in order for the undersigned to make an informed investment decision regarding the purchase of the Shares and Warrant.

                  (e) The undersigned acknowledges that the undersigned is purchasing the Shares and Warrant without being furnished any prospectus or written description of the Company, its business and/or its future plans, other than the Disclosure Materials, and has relied solely upon the Disclosure Materials and the undersigned's own investigation into the Company and its proposed operations.

                  (f) The undersigned is aware that the purchase of the Shares and Warrant is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the entire investment could be lost.

                  (g) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this private offering, or any recommendation or endorsement of this private offering.

                  (h) The undersigned is purchasing the Shares and Warrant for the undersigned's own account, with the intention of holding the Security with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Security, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

                  (i) The undersigned will not sell short in any manner the Shares or the shares of Common Stock underlying the Warrant.

                  (j) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares and Warrant indefinitely or to afford a complete loss of the undersigned's investment in the Shares and Warrant.

                  (k) The undersigned  represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and the investment in the Shares and Warrant will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Shares and Warrant are being sold to the undersigned would not be available if the undersigned's present intention were to hold the Shares and Warrant for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares and Warrant, and for which such Shares and Warrant may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Securities and Exchange Commission would then regard such sale as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

                  (l) The undersigned represents that the funds provided for this investment are either separate property of the Undersigned, other property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

                  (m) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal business address if a corporation or other entity.

                  (n) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and Warrant.

                  (o) The undersigned acknowledges that the certificates for the securities comprising the Shares and the shares of Common Stock underlying the Warrant which the undersigned will receive will contain a legend substantially as follows:

                  THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT
                  PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER HEREOF SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                  (p) This Subscription Agreement and all representations, warranties and statements made herein are true, complete and correct in all material respects.

                  (q) The undersigned acknowledges that the Company, except as set forth in the Shares and Warrant, is under no obligation to register the Shares and Warrant under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available, except that the Company is extending "Piggyback Registration" rights with respect to the Shares, to the effect that it include the Shares in any registration of its securities under the Securities Act of 1933 (other than in connection with a merger or pursuant to Form S-8 or other comparable form) except in case of an underwritten offering where the managing underwriter declines to include such Shares. In the event that the Company failed to do so for any reason or that no such registration giving rise to the exercise of such "Piggyback Registration" rights takes place within a period of six (6) months from now, the undersigned shall be entitled to receive an additional __________ shares of the Common Stock of the Company.

                  (r)  This   Subscription   Agreement  is  a  legally   binding
obligation of the undersigned in accordance with its terms.

                  (s) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

                  (t) If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares and Warrant, and (iii) the undersigned has the full power and authority to execute this Subscription
Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

                  (u) The undersigned expressly acknowledges and agrees that the Company is relying upon the Undersigned's representation contained in this Subscription Agreement. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company, and their respective officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  (v) Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

                  (w) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth in this Subscription Agreement, together with the Shares and Warrant executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and the Shares and Warrant which alone fully and completely expresses their agreement.

                  (x) This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

                  (y) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

                  (z) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the undersigned hereby consents to the jurisdiction of the courts of the State of New Jersey and/or the United States District Court for the District of New Jersey.

                  (aa) The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

                  (bb)     Intentionally Omitted.

                  (cc) Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

                  (dd) Please check whether one or more of the following definitions of "accredited investor," if any, applies to you. If none of the following applies to you, please leave a blank.

     (i) A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

     (ii)  A  Private  Business   Development  Company  as  defined  in  Section
202(a)(22) of the Investment Advisers Act of 1940.

     (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (iv) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

     (v) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (vi) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and Warrant, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

     (vii)  Any  entity  in  which  all  of the  equity  owners  are  Accredited
Investors.

         2. This  following  information  is required  pursuant to Article  III,
Section 44 of the Rules of Fair Practice of the NASD and upon which the Company will rely in making any statement to the NASD concerning the association or affiliation of any officer, director or security holder of the Company with any NASD member.

(i) State whether you or any of your Affiliates or any of your Associates (See Definitions at the end of this Subscription Agreement) are

         (a) Member of the National Association of Securities Dealers, Inc. ("NASD");

                           Yes____          No____

         (b)      a Person Associated with a Member of the NASD; or

                           Yes____          No____

         (c)      an Affiliate of a Member of the NASD.

                           Yes____          No____

(ii) State whether you or any of your Affiliates or any of your Associates own stock or other securities of any member of the NASD (other than securities purchased on the open market).

                           Yes____          No____

(iii) State whether you or any of your Affiliates or any of your Associates have made a subordinated loan to any Member of the NASD.

                           Yes____          No____

(iv) If you marked "Yes" to any of the questions above, please briefly describe the facts below, giving the names of the appropriate Members of the NASD to which your answers refer.

         (v) The Undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned.


                             JURISDICTIONAL NOTICES

         THE SECURITIES OFFERED PURSUANT TO THE TERMS AND PROVISIONS OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IT IS THE RESPONSIBILITY OF THE SUBSCRIBER WISHING TO PURCHASE THE SHARES AND WARRANT TO SATISFY ITSELF AS TO THE FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this __ day of ________ ,1999

Purchase Price  for the Shares and Warrant:  $_______________.


                     Exact Name in Which Title is to be Held


                                    Signature


                               Name (Please Print)


                       Title of Person Executing Agreement


                           Address: Number and Street


                              City State Zip Code


                            Tax Identification Number


                          Jurisdiction of Incorporation


Accepted this   __   day of       ___            , 1999, on behalf of
              ------        ---------------------


                                            MAGNITUDE INFORMATION SYSTEMS, INC.


                                            BY:





         DEFINITIONS

Affiliate:        An  Affiliate  of any person (for  purposes  hereof a "person"
                  includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person. For purposes of this definition:

                  (i) a person should be presumed to control a Member if the person beneficially owns 10% or more of the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (ii) a Member should be presumed to control a person if the Member and Persons Associated with the Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (iii) a person should be presumed to be under common control with a Member if:

                           (1) the same person controls both the Member and such person by beneficially owning 10% or more of the outstanding voting securities of the Member and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member and other such person which is a partnership; or

                           (2) a person having the power to direct or cause the direction of the management or policies of the Member also has the power to direct or cause the direction of the management or policies of the other entity in question.

Associate:                 An Associate is

                           (i) any corporation or organization of which you are an officer, director or partner, or of which you are directly or indirectly the beneficial owner of 10% or more of any class of equity securities.

                           (ii) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; and

                           (iii)  any  relative  or  spouse  of  yours,  or  any
relative of such spouse who has the same home as you.

Member:     A Member is any broker or dealer admitted to membership in the NASD.

Person A "Person Associated with a Member" is every sole proprietor, partner,

Associated  officer,  director or branch  manager of any Member, or any natural person

with a occupying a similar status or performing similar functions, or any person

Member: engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.




















                                  Exhibit 4.14

                 Form of SUBSCRIPTION AGREEMENT under Tranche A
             Pursuant to Section 4 (2) of the Securities Act of 1933

 Subscription Agreement and Questionnaire of Magnitude Information Systems, Inc.

         The undersigned hereby subscribes for the purchase of ___________ Units, each Unit consisting of one share (the "Shares") of the common stock of Magnitude Information Systems, Inc. (the "Company") and a warrant for the purchase of one common share of the Company, a copy of which is annexed hereto as Exhibit A (the "Warrant"), for the purchase price of US$0.50 per Unit. The Shares and the Warrant, as well as the shares underlying the Warrant, are sometimes hereinafter collectively referred to as the "Security" or "Securities". The entire purchase price is due and payable upon the execution of this Subscription Agreement, and shall be paid by check, subject to collection, or by wire transfer, made payable to the order of "Magnitude Information Systems, Inc." The Company shall have the right to reject this subscription in whole or in part.

         1 The undersigned, in order to induce the Company to accept this Subscription Agreement represents, warrants and covenants to the Company as follows:

                  (a) The undersigned acknowledges that (i) the Shares and Warrant being purchased hereunder have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any State;
(ii) absent an exemption from registration contained in those laws, the issuance and sale of the Shares and Warrant would require registration; and (iii) the Company's reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the Subscription Agreement and the included Investor Questionnaire are collectively referred to herein as the "Subscription Documents").

                  (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable unless it has not been accepted by the Company.

                  (c) The undersigned has carefully read the Company's Form 10-KSB for the fiscal year ended December 31, 1998 and Forms 10-QSB for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, this Subscription Agreement as well as the Warrant attached hereto as Exhibit A, respectively (collectively, the "Disclosure Materials") all of which the undersigned acknowledges have been delivered to the undersigned. The undersigned acknowledges that the undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Subscription Agreement and the Disclosure Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the Undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned has received no representations or warranties from the Company, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

                  (d) The undersigned acknowledges that the undersigned has investigated the Company's business, financial conditions, current state of affairs, planned business and other matters necessary in order for the undersigned to make an informed investment decision regarding the purchase of the Shares and Warrant.

                  (e) The undersigned acknowledges that the undersigned is purchasing the Shares and Warrant without being furnished any prospectus or written description of the Company, its business and/or its future plans, other than the Disclosure Materials, and has relied solely upon the Disclosure Materials and the undersigned's own investigation into the Company and its proposed operations.

                  (f) The undersigned is aware that the purchase of the Shares and Warrant is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the entire investment could be lost.

                  (g) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this private offering, or any recommendation or endorsement of this private offering.

                  (h) The undersigned is purchasing the Shares and Warrant for the undersigned's own account, with the intention of holding the Security with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Security, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

                  (i) The undersigned will not sell short in any manner the Shares or the shares of Common Stock underlying the Warrant.

                  (j) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares and Warrant indefinitely or to afford a complete loss of the undersigned's investment in the Shares and Warrant.

                  (k) The undersigned  represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and the investment in the Shares and Warrant will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Shares and Warrant are being sold to the undersigned would not be available if the undersigned's present intention were to hold the Shares and Warrant for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares and Warrant, and for which such Shares and Warrant may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Securities and Exchange Commission would then regard such sale as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

                  (l) The undersigned represents that the funds provided for this investment are either separate property of the Undersigned, other property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

                  (m) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal business address if a corporation or other entity.

                  (n) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and Warrant.

                  (o) The undersigned acknowledges that the certificates for the securities comprising the Shares and the shares of Common Stock underlying the Warrant which the undersigned will receive will contain a legend substantially as follows:

      THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER HEREOF SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                  (p) This Subscription Agreement and all representations, warranties and statements made herein are true, complete and correct in all material respects.

                  (q) The undersigned acknowledges that the Company, except as set forth in the Shares and Warrant, is under no obligation to register the Shares and Warrant under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available, except that the Company is extending "Piggyback Registration" rights with respect to the Shares, to the effect that it include the Shares in any registration of its securities under the Securities Act of 1933 (other than in connection with a merger or pursuant to Form S-8 or other comparable form) except in case of an underwritten offering where the managing underwriter declines to include such Shares.

                  (r)  This   Subscription   Agreement  is  a  legally   binding
obligation of the undersigned in accordance with its terms.

                  (s) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

                  (t) If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares and Warrant, and (iii) the undersigned has the full power and authority to execute this Subscription
Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

                  (u) The undersigned expressly acknowledges and agrees that the Company is relying upon the Undersigned's representation contained in this Subscription Agreement. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company, and their respective officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  (v) Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

                  (w) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth in this Subscription Agreement, together with the Shares and Warrant executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and the Shares and Warrant which alone fully and completely expresses their agreement.

                  (x) This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

                  (y) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

                  (z) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the undersigned hereby consents to the jurisdiction of the courts of the State of New Jersey and/or the United States District Court for the District of New Jersey.

                  (aa) The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

                  (bb)     Intentionally Omitted.

                  (cc) Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

                  (dd) Please check whether one or more of the following definitions of "accredited investor," if any, applies to you. If none of the following applies to you, please leave a blank.

     (i) A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

     (ii)  A  Private  Business   Development  Company  as  defined  in  Section
202(a)(22) of the Investment Advisers Act of 1940.

     (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (iv) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

     (v) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (vi) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and Warrant, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

     (vii)  Any  entity  in  which  all  of the  equity  owners  are  Accredited
Investors.

         2. This  following  information  is required  pursuant to Article  III,
Section 44 of the Rules of Fair Practice of the NASD and upon which the Company will rely in making any statement to the NASD concerning the association or affiliation of any officer, director or security holder of the Company with any NASD member.

 (i) State whether you or any of your Affiliates or any of your Associates (See Definitions at the end of this Subscription Agreement) are

          (a) Member of the National Association of Securities Dealers, Inc. ("NASD");

                            Yes____          No____

          (b)      a Person Associated with a Member of the NASD; or

                            Yes____          No____

          (c)      an Affiliate of a Member of the NASD.

                            Yes____          No____

 (ii) State whether you or any of your Affiliates or any of your Associates own stock or other securities of any member of the NASD (other than securities purchased on the open market).

                            Yes____          No____

 (iii) State whether you or any of your Affiliates or any of your Associates have made a subordinated loan to any Member of the NASD.

                            Yes____          No____

 (iv) If you marked "Yes" to any of the questions above, please briefly describe the facts below, giving the names of the appropriate Members of the NASD to which your answers refer.

         (v) The Undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned.


                             JURISDICTIONAL NOTICES

         THE SECURITIES OFFERED PURSUANT TO THE TERMS AND PROVISIONS OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IT IS THE RESPONSIBILITY OF THE SUBSCRIBER WISHING TO PURCHASE THE SHARES AND WARRANT TO SATISFY ITSELF AS TO THE FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this __ day of ________ ,2000.

Purchase Price  for the Units:  US$_______________.


                     Exact Name in Which Title is to be Held


                                    Signature


                               Name (Please Print)


                       Title of Person Executing Agreement


                           Address: Number and Street


                              City State Zip Code


                            Tax Identification Number


                          Jurisdiction of Incorporation


Accepted this   __   day of       ___            , 2000, on behalf of
              ------        ---------------------


                                            MAGNITUDE INFORMATION SYSTEMS, INC.


                                            BY:
                                                     Steven D. Rudnik




         DEFINITIONS

Affiliate:        An  Affiliate  of any person (for  purposes  hereof a "person"
                  includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person. For purposes of this definition:

                  (i) a person should be presumed to control a Member if the person beneficially owns 10% or more of the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (ii) a Member should be presumed to control a person if the Member and Persons Associated with the Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (iii) a person should be presumed to be under common control with a Member if:

                           (1) the same person controls both the Member and such person by beneficially owning 10% or more of the outstanding voting securities of the Member and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member and other such person which is a partnership; or

                           (2) a person having the power to direct or cause the direction of the management or policies of the Member also has the power to direct or cause the direction of the management or policies of the other entity in question.

Associate:                 An Associate is

                           (i) any corporation or organization of which you are an officer, director or partner, or of which you are directly or indirectly the beneficial owner of 10% or more of any class of equity securities.

                           (ii) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; and

                           (iii)  any  relative  or  spouse  of  yours, or  any
relative of such spouse who has the same home as you.

Member:     A Member is any broker or dealer admitted to membership in the NASD.

Person A "Person Associated with a Member" is every sole proprietor, partner,

Associated  officer,  director or branch  manager of any Member, or any natural person

with a occupying a similar status or performing similar functions, or any person

Member: engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.





















                                  Exhibit 4.15

                             SUBSCRIPTION AGREEMENT
             Pursuant to Section 4 (2) of the Securities Act of 1933

 Subscription Agreement and Questionnaire of Magnitude Information Systems, Inc.

         The undersigned hereby subscribes for the purchase of ___________ shares (the "Shares") of the Series B Senior Convertible Preferred Stock of Magnitude Information Systems, Inc. (the "Company"), the designation of which is annexed hereto as Exhibit A, for the purchase price of US$9.00 per Share. The Shares are sometimes hereinafter collectively referred to as the "Security" or "Securities". The entire purchase price is due and payable upon the execution of this Subscription Agreement, and shall be paid by check, subject to collection, or by wire transfer, made payable to the order of "Magnitude Information Systems, Inc." The Company shall have the right to reject this subscription in whole or in part.

         1 The undersigned, in order to induce the Company to accept this Subscription Agreement represents, warrants and covenants to the Company as follows:

                  (a) The undersigned acknowledges that (i) the Shares being purchased hereunder have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any State; (ii) absent an exemption from registration contained in those laws, the issuance and sale of the Shares would require registration; and (iii) the Company's reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the Subscription Agreement and the included Investor Questionnaire are collectively referred to herein as the "Subscription Documents").

                  (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable unless it has not been accepted by the Company.

                  (c) The undersigned has carefully read the Company's Form 10-KSB for the fiscal year ended December 31, 1998 and Forms 10-QSB for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, this Subscription Agreement as well as the designation attached hereto as Exhibit A, respectively (collectively, the "Disclosure Materials") all of which the undersigned acknowledges have been delivered to the undersigned. The undersigned acknowledges that the undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Subscription Agreement and the Disclosure Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the Undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned has received no representations or warranties from the Company, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

                  (d) The undersigned acknowledges that the undersigned has investigated the Company's business, financial conditions, current state of affairs, planned business and other matters necessary in order for the undersigned to make an informed investment decision regarding the purchase of the Shares.

                  (e) The undersigned acknowledges that the undersigned is purchasing the Shares without being furnished any prospectus or written description of the Company, its business and/or its future plans, other than the Disclosure Materials, and has relied solely upon the Disclosure Materials and the undersigned's own investigation into the Company and its proposed operations.

                  (f) The undersigned is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the entire investment could be lost.

                  (g) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this private offering, or any recommendation or endorsement of this private offering.

                  (h) The undersigned is purchasing the Shares for the undersigned's own account, with the intention of holding the Security with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Security, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

                  (i) The undersigned will not sell short in any manner the Shares.

                  (j) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of the undersigned's investment in the Shares.

                  (k) The undersigned  represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and the investment in the Shares will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Shares are being sold to the undersigned would not be available if the undersigned's present intention were to hold the Shares for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares, and for which such Shares may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Securities and Exchange Commission would then regard such sale as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

                  (l) The undersigned represents that the funds provided for this investment are either separate property of the Undersigned, other property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

                  (m) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal business address if a corporation or other entity.

                  (n) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

                  (o) The undersigned acknowledges that the certificates for the securities comprising the Shares which the undersigned will receive will contain a legend substantially as follows:

         THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER HEREOF SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                  (p) This Subscription Agreement and all representations, warranties and statements made herein are true, complete and correct in all material respects.

                  (q) The undersigned acknowledges that the Company, except as set forth in the Shares, is under no obligation to register the Shares under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available, except that the Company agrees to undertake to file a registration statement under the Securities Act of 1933 for the common shares underlying the conversion option of the Shares, no later than 120 days after the date of issuance of the Shares.

                  (r)  This   Subscription   Agreement  is  a  legally   binding
obligation of the undersigned in accordance with its terms.

                  (s) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

                  (t) If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares, and (iii) the undersigned has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

                  (u) The undersigned expressly acknowledges and agrees that the Company is relying upon the Undersigned's representation contained in this Subscription Agreement. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company, and their respective officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  (v) Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

                  (w) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth in this Subscription Agreement, together with the Shares executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and the Shares which alone fully and completely expresses their agreement.

                  (x) This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

                  (y) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

                  (z) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the undersigned hereby consents to the jurisdiction of the courts of the State of New Jersey and/or the United States District Court for the District of New Jersey.

                  (aa) The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

                  (bb)     Intentionally Omitted.

                  (cc) Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

                  (dd) Please check whether one or more of the following definitions of "accredited investor," if any, applies to you. If none of the following applies to you, please leave a blank.

     (i) A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

     (ii)  A  Private  Business   Development  Company  as  defined  in  Section
202(a)(22) of the Investment Advisers Act of 1940.

     (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (iv) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

     (v) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (vi) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and Warrant, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

     (vii)  Any  entity  in  which  all  of the  equity  owners  are  Accredited
Investors.

         2. This  following  information  is required  pursuant to Article  III,
Section 44 of the Rules of Fair Practice of the NASD and upon which the Company will rely in making any statement to the NASD concerning the association or affiliation of any officer, director or security holder of the Company with any NASD member.

  (i) State whether you or any of your Affiliates or any of your Associates (See Definitions at the end of this
           Subscription Agreement) are

           (a) Member of the National Association of Securities Dealers, Inc. ("NASD");

                             Yes____          No____

           (b)      a Person Associated with a Member of the NASD; or

                             Yes____          No____


           (c)      an Affiliate of a Member of the NASD.

                             Yes____          No____

  (ii) State whether you or any of your Affiliates or any of your Associates own stock or other securities of any member of the NASD (other than securities purchased on the open market).

                             Yes____          No____

  (iii) State whether you or any of your Affiliates or any of your Associates have made a subordinated loan to any Member of the NASD.

                             Yes____          No____

  (iv) If you marked "Yes" to any of the questions above, please briefly describe the facts below, giving the names of the appropriate Members of the NASD to which your answers refer.

         (v) The Undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned.


                             JURISDICTIONAL NOTICES

         THE SECURITIES OFFERED PURSUANT TO THE TERMS AND PROVISIONS OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IT IS THE RESPONSIBILITY OF THE SUBSCRIBER WISHING TO PURCHASE THE SHARES AND WARRANT TO SATISFY ITSELF AS TO THE FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this __ day of ________ ,2000.

Purchase Price  for the Shares:  US$_______________.


                     Exact Name in Which Title is to be Held


                                    Signature


                               Name (Please Print)


                       Title of Person Executing Agreement


                           Address: Number and Street


                              City State Zip Code


                            Tax Identification Number


                          Jurisdiction of Incorporation


Accepted this   __   day of       ___            , 2000, on behalf of
              ------        ---------------------


                                            MAGNITUDE INFORMATION SYSTEMS, INC.


                                            BY:
                                                     Steven D. Rudnik




         DEFINITIONS

Affiliate:        An  Affiliate  of any person (for  purposes  hereof a "person"
                  includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person. For purposes of this definition:

                  (i) a person should be presumed to control a Member if the person beneficially owns 10% or more of the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (ii) a Member should be presumed to control a person if the Member and Persons Associated with the Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (iii) a person should be presumed to be under common control with a Member if:

                           (1) the same person controls both the Member and such person by beneficially owning 10% or more of the outstanding voting securities of the Member and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member and other such person which is a partnership; or

                           (2) a person having the power to direct or cause the direction of the management or policies of the Member also has the power to direct or cause the direction of the management or policies of the other entity in question.

Associate:                 An Associate is

                           (i) any corporation or organization of which you are an officer, director or partner, or of which you are directly or indirectly the beneficial owner of 10% or more of any class of equity securities.

                           (ii) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; and

                           (iii)  any  relative  or  spouse  of  yours,  or  any
relative of such spouse who has the same home as you.

Member: A Member is any broker or dealer admitted to membership in the NASD.

Person A "Person Associated with a Member" is every sole proprietor, partner,

Associated        officer, director or branch  manager of any Member, or any natural perso

with a occupying a similar status or performing similar functions, or any person

Member: engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.





















                                  Exhibit 4.16
                             SUBSCRIPTION AGREEMENT
             Pursuant to Section 4 (2) of the Securities Act of 1933

     Subscription Agreement and Questionnaire of Magnitude Information Systems, Inc.
         The undersigned hereby subscribes for the purchase of ___________ Units, each Unit consisting of one share (the "Shares") of the Series B Senior Convertible Preferred Stock of Magnitude Information Systems, Inc. (the "Company"), the designation of which is annexed hereto as Exhibit B, and a warrant for the purchase of five (5) common shares of the Company, a copy of which is annexed hereto as Exhibit A (the "Warrant"), for the purchase price of US$9.00 per Unit. The Shares and the Warrant, as well as the shares underlying the Warrant, are sometimes hereinafter collectively referred to as the "Security" or "Securities". The entire purchase price is due and payable upon the execution of this Subscription Agreement, and shall be paid by check, subject to collection, or by wire transfer, made payable to the order of "Magnitude Information Systems, Inc." The Company shall have the right to reject this subscription in whole or in part.

         1 The undersigned, in order to induce the Company to accept this Subscription Agreement represents, warrants and covenants to the Company as follows:

                  (a) The undersigned acknowledges that (i) the Shares and Warrant being purchased hereunder have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any State;
(ii) absent an exemption from registration contained in those laws, the issuance and sale of the Shares and Warrant would require registration; and (iii) the Company's reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the Subscription Agreement and the included Investor Questionnaire are collectively referred to herein as the "Subscription Documents").

                  (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable unless it has not been accepted by the Company.

                  (c) The undersigned has carefully read the Company's Form 10-KSB for the fiscal year ended December 31, 1998 and Forms 10-QSB for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, this Subscription Agreement as well as the Warrant attached hereto as Exhibit A, respectively (collectively, the "Disclosure Materials") all of which the undersigned acknowledges have been delivered to the undersigned. The undersigned acknowledges that the undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Subscription Agreement and the Disclosure Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the Undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned has received no representations or warranties from the Company, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

                  (d) The undersigned acknowledges that the undersigned has investigated the Company's business, financial conditions, current state of affairs, planned business and other matters necessary in order for the undersigned to make an informed investment decision regarding the purchase of the Shares and Warrant.

                  (e) The undersigned acknowledges that the undersigned is purchasing the Shares and Warrant without being furnished any prospectus or written description of the Company, its business and/or its future plans, other than the Disclosure Materials, and has relied solely upon the Disclosure Materials and the undersigned's own investigation into the Company and its proposed operations.

                  (f) The undersigned is aware that the purchase of the Shares and Warrant is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the entire investment could be lost.

                  (g) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this private offering, or any recommendation or endorsement of this private offering.

                  (h) The undersigned is purchasing the Shares and Warrant for the undersigned's own account, with the intention of holding the Security with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Security, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

                  (i) The undersigned will not sell short in any manner the Shares or the shares of Common Stock underlying the Warrant.

                  (j) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares and Warrant indefinitely or to afford a complete loss of the undersigned's investment in the Shares and Warrant.

                  (k) The undersigned  represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and the investment in the Shares and Warrant will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Shares and Warrant are being sold to the undersigned would not be available if the undersigned's present intention were to hold the Shares and Warrant for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares and Warrant, and for which such Shares and Warrant may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Securities and Exchange Commission would then regard such sale as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

                  (l) The undersigned represents that the funds provided for this investment are either separate property of the Undersigned, other property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

                  (m) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal business address if a corporation or other entity.

                  (n) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and Warrant.

                  (o) The undersigned acknowledges that the certificates for the securities comprising the Shares and the shares of Common Stock underlying the Warrant which the undersigned will receive will contain a legend substantially as follows:

        THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER HEREOF SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                  (p) This Subscription Agreement and all representations, warranties and statements made herein are true, complete and correct in all material respects.

                  (q) The undersigned acknowledges that the Company, except as set forth in the Shares and Warrant, is under no obligation to register the Shares and Warrant under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available, except that the Company agrees to undertake to file a registration statement under the Securities Act of 1933 for the common shares underlying the conversion option of the Shares and the Warrant, no later than 30 days after the date of issuance of the Shares and Warrant.

                  (r)This Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms.

                  (s) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

                  (t) If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares and Warrant, and (iii) the undersigned has the full power and authority to execute this Subscription
Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

                  (u) The undersigned expressly acknowledges and agrees that the Company is relying upon the Undersigned's representation contained in this Subscription Agreement. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company, and their respective officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  (v) Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

                  (w) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth in this Subscription Agreement, together with the Shares and Warrant executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and the Shares and Warrant which alone fully and completely expresses their agreement.

                  (x) This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

                  (y) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

                  (z) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the undersigned hereby consents to the jurisdiction of the courts of the State of New Jersey and/or the United States District Court for the District of New Jersey.

                  (aa) The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

                  (bb)     Intentionally Omitted.

                  (cc) Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

                  (dd) Please check whether one or more of the following definitions of "accredited investor," if any, applies to you. If none of the following applies to you, please leave a blank.

     (i) A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

     (ii)  A  Private  Business   Development  Company  as  defined  in  Section
202(a)(22) of the Investment Advisers Act of 1940.

     (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (iv) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

     (v) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (vi) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and Warrant, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

     (vii)  Any  entity  in  which  all  of the  equity  owners  are  Accredited
Investors.

         2. This  following  information  is required  pursuant to Article  III,
Section 44 of the Rules of Fair Practice of the NASD and upon which the Company will rely in making any statement to the NASD concerning the association or affiliation of any officer, director or security holder of the Company with any NASD member.

 (i) State whether you or any of your Affiliates or any of your Associates (See Definitions at the end of this Subscription Agreement) are

          (a) Member of the National Association of Securities Dealers, Inc. ("NASD");

                            Yes____          No____

          (b)      a Person Associated with a Member of the NASD; or

                            Yes____          No____

          (c)      an Affiliate of a Member of the NASD.

                            Yes____          No____

 (ii) State whether you or any of your Affiliates or any of your Associates own stock or other securities of any member of the NASD (other than securities purchased on the open market).

                            Yes____          No____

 (iii) State whether you or any of your Affiliates or any of your Associates have made a subordinated loan to any Member of the NASD.

                            Yes____          No____

 (iv) If you marked "Yes" to any of the questions above, please briefly describe the facts below, giving the names of the appropriate Members of the NASD to which your answers refer.

         (v) The Undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned.


                             JURISDICTIONAL NOTICES

         THE SECURITIES OFFERED PURSUANT TO THE TERMS AND PROVISIONS OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IT IS THE RESPONSIBILITY OF THE SUBSCRIBER WISHING TO PURCHASE THE SHARES AND WARRANT TO SATISFY ITSELF AS TO THE FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement on this __ day of ________ , ---- ---------- 2000

Purchase Price  for the Units:  US$_______________.


                     Exact Name in Which Title is to be Held


                                    Signature


                               Name (Please Print)


                       Title of Person Executing Agreement


                           Address: Number and Street


                              City State Zip Code


                            Tax Identification Number


                          Jurisdiction of Incorporation


Accepted this   __   day of       ___            , 2000, on behalf of
              ------        ---------------------


                                            MAGNITUDE INFORMATION SYSTEMS, INC.


                                            BY:
                                                     Steven D. Rudnik




         DEFINITIONS

Affiliate:        An  Affiliate  of any person (for  purposes  hereof a "person"
                  includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person. For purposes of this definition:

                  (i) a person should be presumed to control a Member if the person beneficially owns 10% or more of the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (ii) a Member should be presumed to control a person if the Member and Persons Associated with the Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                  (iii) a person should be presumed to be under common control with a Member if:

                           (1) the same person controls both the Member and such person by beneficially owning 10% or more of the outstanding voting securities of the Member and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member and other such person which is a partnership; or

                           (2) a person having the power to direct or cause the direction of the management or policies of the Member also has the power to direct or cause the direction of the management or policies of the other entity in question.

Associate:                 An Associate is

                           (i) any corporation or organization of which you are an officer, director or partner, or of which you are directly or indirectly the beneficial owner of 10% or more of any class of equity securities.

                           (ii) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; and

                           (iii)  any  relative  or  spouse  of  yours,  or  any
relative of such spouse who has the same home as you.

Member: A Member is any broker or dealer admitted to membership in the NASD.

Person A "Person Associated with a Member" is every sole proprietor, partner,

Associated      officer,  director or branch  manager of any Member,  or any natural person

with a occupying a similar status or performing similar functions, or any person

Member: engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.




















                                  Exhibit 4.17

                      FORM OF COMMON STOCK PURCHASE WARRANT

               For the Purchase of XXX.XXX Shares of Common Stock

                                       of

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                            (A Delaware Corporation)

         THIS CERTIFIES THAT, for value received __________________, residing at _________ ________________________________ (the "Holder"), as owner of this
Warrant (sometimes referred to herein as "Warrant"), is entitled to subscribe for, purchase and receive XXX.XXX fully paid and nonassessable shares of common stock (the "Common Stock"), of Magnitude Information Systems, Inc., a Delaware corporation (the "Company") at the price of $0.90(U.S.) per share of Common Stock (the "Exercise Price"), upon payment of the Exercise Price in accordance with the provisions hereof at the principal office of the Company. If the subscription rights represented hereby shall not be exercised on or before the Expiration Date, this Warrant shall become and will be void without further force or effect, and all rights represented hereby shall cease and expire.

         This Warrant may be exercised subject to the following terms and conditions.

         (i)      Terms of Warrant.

                  Holder shall be entitled to purchase and receive XXX.XXX shares of Common Stock at the Exercise Price at any time on or before 5:00 PM on [the third anniversary date hereof] (the "Expiration Date"), by paying the
Exercise Price to the Company. Any notices required hereunder shall be in writing and may be delivered via U.S. Postal Service, personally or by any commercial delivery or overnight service to the Holder or Company at the respective addresses set forth herein for the same. Any attempted but undelivered notice sent via any method and for which a proof of attempted delivery therefor is issued and left at the appropriate address shall be deemed to be effective delivery.

         (ii)     Exercise of Warrant.

                  This Warrant may only be exercised once during the Exercise Period by surrendering the form of subscription attached hereto duly executed by the Holder, to the Company at its principal office at 50 Tannery Road, Branchburg, New Jersey 08876 or at such other address as may be designated by the Company, and by simultaneously paying the Exercise Price in cash or check to the Company. The date of exercise shall be the date on which the completed subscription agreement, and Exercise Price are tendered to the Company.


         (iii) Restricted Nature of Underlying Stock.

                  Unless the Company receives an opinion from counsel satisfactory to it that such a legend is not required, in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable State Securities Laws, each certificate for shares of Common Stock underlying this Warrant ("Underlying Shares") shall bear a legend reading substantially as follows:

         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration statement for such securities under the Act; (2) An opinion of counsel acceptable to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not take any enforcement action if the proposed transfer is made without registration under the Act."


         (iv)     Disposition of Warrant or Underlying Shares.

         The Holder, by acceptance hereof, agrees for itself that this Warrant shall not be assignable or transferable in whole or in part by Holder under any circumstances and any such attempted assignment or transfer shall immediately cause this Warrant to expire and be rendered null and void. In addition to the requirements set forth above, disposition of any of the underlying Shares shall not be made unless and until:

                  (a) The Company has received an opinion from counsel for the Holder, satisfactory to the Company, stating that no registration under the 1933 Act is required with respect to such disposition; or

                  (b) A registration statement or post-effective amendment to a registration statement under the 1933 Act has been filed and made effective by the Commission covering such proposed disposition.

        (v) Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (vi) Warrant Holder Not a Shareholder. Any Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Company.


         (vii) Taxes. The Company will pay all document and stamp taxes in respect of the issue of this Warrant or the Common Shares issuable upon exercise thereof.

         (viii) Miscellaneous. References herein describing this instrument as a "Warrant" or "Warrants", refer solely to the rights conferred upon Holder hereby.

         (ix) Warrant Subject to Restrictions under Securities Act. No sale, offer to sell or transfer of the Warrants represented by this certificate can or will be made in as much as the Warrant is not assignable or transferable under any circumstances and any attempt to assign or transfer this Warrant shall cause the same to immediately expire and be null and void in accordance with its terms. No sale, offer to sell or transfer of the underlying shares shall be made unless a registration statement under the 1933 Act, with respect to such shares is then in effect or an exemption from the registration requirements of the 1933 Act is then in fact applicable to such shares. The availability of such exemption shall be established to the reasonable satisfaction of the Company and its counsel.

         (x) Registration of Underlying Shares. The Company agrees to undertake to file a registration statement under the Securities Act of 1933 (the "1933 Act") which includes the Underlying Shares of common stock represented hereby, within 30 days from the date hereof.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer.



_______________, 2000                       MAGNITUDE INFORMATION SYSTEMS, INC.



                                            By:      _________________________

Form to be used to exercise Warrant:


                                     EXERCISE FORM

                                              Date: ________, ______

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase XXX.XXX shares of Common Stock of Magnitude Information Systems, Inc. called for thereby.


                       Signature: ________________________

                             Signature Guaranteed: __________________


                        INSTRUCTIONS FOR REGISTRATION OF STOCK



Name _____________________________


Address __________________________



                                 **************


NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                  Exhibit 4.18


             Amendment to the Company's Certificate of Incorporation

  Re: Designation of a new class of Series B Senior Convertible Preferred Stock



Is incorporated herein by reference to Exhibit (4.2) to report on Form 10-KSB as filed with the Commission on March 30, 2000 .

                                  Exhibit 4.19
                          COMMON STOCK PURCHASE WARRANT

              For the Purchase of __________ Shares of Common Stock

                                       of

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                            (A Delaware Corporation)

         THIS CERTIFIES THAT, for value received ____________, with an address at _______ __________________________________ (the "Holder"), as owner of this
Warrant (sometimes referred to herein as "Warrant"), is entitled to subscribe for, purchase and receive _______ fully paid and nonassessable shares of common stock (the "Common Stock"), of Magnitude Information Systems, Inc., a Delaware corporation (the "Company") at the price of $2.00(U.S.) per share of Common Stock (the "Exercise Price"), upon payment of the Exercise Price in accordance with the provisions hereof at the principal office of the Company. If the subscription rights represented hereby shall not be exercised on or before the Expiration Date, this Warrant shall become and will be void without further force or effect, and all rights represented hereby shall cease and expire.

         This Warrant may be exercised subject to the following terms and conditions.

         (i)      Terms of Warrant.

                  Holder shall be entitled to purchase and receive ________ shares of Common Stock at the Exercise Price at any time on or before 5:00 PM Eastern Standard Time on ___________ (the "Expiration Date"), by paying the
Exercise Price to the Company. Any notices required hereunder shall be in writing and may be delivered via U.S. Postal Service, personally or by any commercial delivery or overnight service to the Holder or Company at the respective addresses set forth herein for the same. Any attempted but undelivered notice sent via any method and for which a proof of attempted delivery therefor is issued and left at the appropriate address shall be deemed to be effective delivery.

         (ii)     Exercise of Warrant.

                  This Warrant may be exercised in whole or in part, in increments to purchase no less than 50,000 shares of Common Stock during the Exercise Period by surrendering the exercise form attached hereto (the "Exercise Form") duly executed by the Holder, to the Company at its principal office at 50 Tannery Road, Suite 8, Branchburg, New Jersey 08876 or at such other address as may be designated by the Company, and by simultaneously paying the Exercise Price in cash or check to the Company. The date of exercise shall be the date on which the completed Exercise Form and Exercise Price are tendered to the Company.


         (iii) Restricted Nature of Warrant and Underlying Stock.

         This Warrant and the shares of Common Stock that underlie this Warrant are deemed "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the 1933 Act"). This Warrant and each certificate representing any of the Underlying Shares shall bear a legend in a form reading substantially as follows:


         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration statement for such securities under the Act; (2) An opinion of counsel acceptable to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not take any enforcement action if the proposed transfer is made without registration under the Act."

         (iv)     Disposition of Warrant or Underlying Shares.

         The Holder, by acceptance hereof, agrees that this Warrant shall not be assignable or transferable in whole or in part by Holder under any circumstances and any such attempted assignment or transfer shall immediately cause this Warrant to expire and be rendered null and void. In the event of the death of the Holder, all of the rights and obligations set forth in this Warrant shall automatically, by operation of law, be transferred to the Holder's estate or personal representative, as the case may be. This Warrant shall not be called or redeemed by the Company at any time.

          (v)      Loss, Theft, Destruction or Mutilation.

         Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (vi)     Warrant Holder Not a Shareholder.

         The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a shareholder of the Company.

         (vii) Taxes. The Company will pay all document and stamp taxes in respect of the issue of this Warrant or the Common Shares issuable upon exercise thereof.

         (viii) Miscellaneous. References herein describing this instrument as a "Warrant" or "Warrants", refer solely to the rights conferred upon Holder hereby.

         (ix) Warrant Subject to Restrictions under Securities Act. No sale, offer to sell or transfer of the Warrants represented by this certificate can or will be made in as much as the Warrant is not assignable or transferable under any circumstances and any attempt to assign or transfer this Warrant shall cause the same to immediately expire and be null and void in accordance with its terms. No sale, offer to sell or transfer of the underlying shares shall be made unless a registration statement under the 1933 Act, with respect to such shares is then in effect or an exemption from the registration requirements of the 1933 Act is then in fact applicable to such shares. The availability of such exemption shall be established to the reasonable satisfaction of the Company and its counsel.

         (x) "Piggyback Registration" of Shares. If the Company at any time undertakes to register any of its securities under the Securities Act of 1933 (the "1933 Act") (other than in connection with a merger or pursuant to Form S-8 or other comparable form),


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer.



___________, 2000                           MAGNITUDE INFORMATION SYSTEMS, INC.


                                             By:      _________________________

Form to be used to exercise Warrant:


                                        EXERCISE FORM

                                                 Date: ________, ______

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase __________ shares of Common Stock of Magnitude Information Systems, Inc. called for thereby.


                                        Signature: ________________________

                    Signature Guaranteed: __________________


                          INSTRUCTIONS FOR REGISTRATION OF STOCK



Name _____________________________


Address __________________________



                                 **************


NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                  Exhibit 4.20


             Amendment to the Company's Certificate of Incorporation

  Re: Designation of a new class of Series C Senior Convertible Preferred Stock



Is incorporated herein by reference to Exhibit (4.3) to report on Form 10-KSB as filed with the Commission on March 30, 2000 .

                                  Exhibit 4.21
                          THIRD AMENDMENT TO AGREEMENT
              AND PLAN OF MERGER AND FIRST AMENDMENT TO PUT OPTION


         THIS AGREEMENT made this day of April, 2000, by and among MAGNITUDE SOFTWARE, INC., formerly PROFORMIX SOFTWARE, INC., a Delaware corporation authorized to do business in the State of New Jersey, with offices located at 50 Tannery Road, Branchburg, New Jersey 08876 (hereinafter referred to as ASOFTWARE@), MAGNITUDE INFORMATION SYSTEMS, INC., formerly PROFORMIX SYSTEMS, INC., a Delaware corporation authorized to do business in the State of New Jersey, with offices located at 50 Tannery Road, Branchburg, New Jersey 08876 (hereinafter referred to as AMAGNITUDE@), and STEVEN D. RUDNIK, residing at 8 Knollwood Terrace, Chester, New Jersey 07930 (hereinafter referred to as ASHAREHOLDER@).

                                   WITNESSETH:

         WHEREAS, SOFTWARE is a wholly owned subsidiary of MAGNITUDE; and

         WHEREAS, SOFTWARE, MAGNITUDE, SHAREHOLDER and Rolina Corporation, a New Jersey corporation, entered into an Agreement and Plan of Merger dated February 2, 1998 (hereinafter referred to as the AMerger Agreement@) whereunder the said Rolina Corporation was merged with and into SOFTWARE; and

         WHEREAS, SOFTWARE, MAGNITUDE and SHAREHOLDER entered into a written Agreement dated October 30, 1998 amending the Merger Agreement and a written Agreement dated June 18, 1999 further amending the Merger Agreement (the Merger Agreement and these agreements being hereinafter referred to as the AAmended Merger Agreement@); and

         WHEREAS, under Section 1.2(c)(ii) of the Amended Merger Agreement, SHAREHOLDER was given a right to Aput@ 155,556 shares of the common stock of MAGNITUDE to MAGNITUDE at the predetermined price of $2.41 per share, said Aput@ to be exercisable between February 2, 2000 and May 1, 2000; and

         WHEREAS, the said Aput@ was further memorialized in a written Common Stock Put Option dated February 2, 1998 (hereinafter referred to as the APut Option@); and

         WHEREAS, under Section (ii) of the Put Option, MAGNITUDE is required to pay to SHAREHOLDER the stipulated amount no more than sixty (60) days after the tender of the Put Option exercise form; and

         WHEREAS, by a written Security Agreement dated February 2, 1998 and related Financing Statements duly filed and recorded, SHAREHOLDER received a perfected security interest in certain assets (hereinafter referred to as the ACollateral@) as set forth in the said Security Agreement and Financing Statements to secure the above obligation of MAGNITUDE to pay the Aput@ obligation; and

         WHEREAS, SHAREHOLDER exercised the Aput@ on March 25, 2000 as to all of the said 155,556 shares of MAGNITUDE common stock, resulting in an obligation due from MAGNITUDE to SHAREHOLDER of $374,889.96; and

         WHEREAS, MAGNITUDE has informed SHAREHOLDER that it would be of assistance to MAGNITUDE if it could modify the timing of the payment of the said $374,889.96 (hereinafter referred to as the AObligation@); and

         WHEREAS, at the request of MAGNITUDE, SHAREHOLDER has agreed to modify the timing of the payment of the Obligation under the Amended Merger Agreement and the Put Option on the terms more specifically set forth herein; and

         WHEREAS, the parties have agreed to modify the Amended Merger Agreement and the Put Option as more specifically set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. MAGNITUDE shall pay interest on the unpaid principal balance of the Obligation at the rate of seven percent (7%) per annum, commencing February 1, 2000. MAGNITUDE has paid to SHAREHOLDER the accrued interest on March 1, 2000 and April 1, 2000, and shall continue to pay to SHAREHOLDER such interest on the first day of May, 2000 and the first day of each succeeding month thereafter until the Obligation has been fully paid and satisfied.

         2. All remaining unpaid amounts due from MAGNITUDE to SHAREHOLDER respecting the Obligation shall be paid two (2) years after the date hereof.

         3. SHAREHOLDER shall have the right to convert part or all of the Obligation and any unpaid accrued interest thereon to shares of MAGNITUDE common stock (hereinafter referred to as ACommon Shares@) at the conversion rate of $.50 per Common Share at any time prior to the complete satisfaction of the Obligation. To exercise his said conversion right, SHAREHOLDER shall deliver to MAGNITUDE a written notice thereof signed by SHAREHOLDER.

         4. MAGNITUDE shall have the right to prepay the Obligation and any accrued interest thereon subject to the following conditions:

                  (a)  MAGNITUDE   shall  only  be  permitted  to  exercise  its
prepayment right by paying the entire principal outstanding balance of and accrued interest on the Obligation;

                  (b) MAGNITUDE shall exercise its right to prepay the Obligation and any accrued interest thereon only upon thirty (30) days' prior written notice to SHAREHOLDER, provided, however, it has completed the registration of the Common Shares of MAGNITUDE as required pursuant to subparagraph (c) below and further provided that MAGNITUDE has not received from SHAREHOLDER his written notice of election to convert as provided in Paragraph 3 above either prior to MAGNITUDE'S sending of its written notice to prepay or MAGNITUDE's actual delivery of the prepayment to SHAREHOLDER; and

                  (c) MAGNITUDE shall register a sufficient number of its Common Shares to accommodate any future exercise of the conversion right identified in Paragraph 3 above by SHAREHOLDER of the entire Obligation under the Securities Act of 1933, as amended (the "1933 Act") at the time it files any appropriate registration statement under the 1933 Act, i.e., Form S-3, Form SB-1, Form SB-2 or their respective successor registration forms, following the date hereof.

         5. If MAGNITUDE at any time undertakes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8 or other comparable form), MAGNITUDE shall include in such registration the shares of common stock allocated for the possible conversion set forth in Paragraph 4 above, provided, however, that if such registration is effected in connection with an underwritten offering and the managing underwriter declines to include such shares, then, MAGNITUDE shall be relieved of its obligation to register such shares with respect to that particular offering.

         6. The Amended Merger Agreement and all other documents executed under or in relation to the Amended Merger Agreement are not in any way affected by this Third Amendment, except as specifically set forth herein. The parties hereby ratify and reconfirm the enforceability and legal effect of all of the terms and provisions set forth in the Amended Merger Agreement, the Put Option, and the Security Agreement and Financing Statements thereunder not expressly modified by this Third Amendment.

         7. MAGNITUDE shall promptly reimburse SHAREHOLDER for the amount of all attorneys= fees and disbursements incurred by SHAREHOLDER relating to or arising out of the negotiation and preparation of this Third Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be signed on the date and year first above written.

                                MAGNITUDE SOFTWARE, INC. formerly
Attest:                         PROFORMIX SOFTWARE, INC.

Joerg Klaube
                                 By:
                                     Steven   D.   Rudnik,   President   and
                                     Chief  xecutive Officer

                                      MAGNITUDE INFORMATION SYSTEMS, INC.,
                           formerly known as PROFORMIX
Attest:                               SYSTEMS, INC.


                                      By:
By:                                      Steven D. Rudnik, President
Joerg Klaube, Secretary                  and Chief Executive Officer



Witness:                                 Steven D. Rudnik

                                  Exhibit 4.22
                       MAGNITUDE INFORMATION SYSTEMS, INC.
                            50 Tannery Road, Suite 8
                          Branchburg, New Jersey 08876


                                 March 13, 2000

VIA TELECOPY AND FIRST CLASS MAIL
PERSONAL AND CONFIDENTIAL
Mr. Gary J. Shemano
The Shemano Group
601 California Street
Suite 1850
San Francisco, California 94108

Dear Mr. Shemano:

         This will serve as the agreement between The Shemano Group ("you") and Magnitude Information Systems, Inc. ("MIS") pursuant to which MIS shall retain you to provide financial advisory services to MIS in return for agreed-upon compensation, more particularly described below (the "Agreement").

         Our Agreement is intended to supersede any and all prior agreements, contracts and understandings, written or oral, between you and MIS. We agree on the following terms:

         1. Scope of Financial Advisory Services. We agree that you shall advise and consult with MIS, its officers, directors and consultants/advisors, on a non-exclusive basis, to provide MIS and its shareholders with certain financial advisory services in an effort to increase MIS' shareholder value. These financial advisory services shall include the following:

                  A.       Identify  and  introduce to MIS  potential  strategic
                           business   partners  and  alliances  as  well  as  to
                           potential merger or acquisition candidates.

                  B. Organize and assist MIS in presentations to the investment banking community, fund/money managers and to the broker-dealer community ("road shows").



                  C.  Identify  and  introduce   potential   institutional   and
accredited investors to MIS.

         The foregoing described services are sometimes collectively hereinafter referred to as the "Financial Advisory Services".

         2. Compensation. In payment for your agreement to perform and render to MIS the Financial Advisory Services during the term hereof, MIS agrees to compensate you by issuing to you a nontransferable warrant to purchase 200,000 shares of MIS Common Stock at the exercise price of $2.00 per share (the "Warrant"), exercisable at any time, in whole or in part, during the three year period commencing as of the date of this Agreement. A copy of the Warrant is attached hereto as Exhibit A.


         3. Compliance with Disclosure Laws. You agree to utilize your best efforts to fully comply with all federal and state securities disclosure laws with respect to all activities you undertake pursuant to the terms of this Agreement, including but not limited to disclosing when required to any third parties the nature of your relationship with MIS and the amount of any compensation earned or to be earned under this Agreement. You agree to indemnify MIS, its officers, directors, employees, consultants and advisors from and against any liability of any nature whatsoever that may arise out of any breach of your promises made herein. Conjunctively, MIS represents to you that its Form10-KSB for the fiscal year ended December 31, 1998, its Forms 10-QSB for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999 MIS as well as all other MIS issued public information through the date hereof, discloses all material information concerning MIS and its financial condition as of the applicable dates and does not omit any material facts, the absence of which would render such documents misleading and agrees to indemnify you from and against any liability of any nature whatsoever that may arise out of MIS' breach of its representations made herein.

         4. Restricted Nature of Warrant and Underlying Stock. A. You acknowledge that the Warrant to be issued to you as compensation, as well as the shares of Common Stock that underlie the Warrant, are deemed "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"). You agree, therefore that you will not sell, offer to sell or transfer the Warrant or any of the shares of Common Stock underlying the Warrant (the "Underlying Shares") except pursuant to a registration statement filed pursuant to the 1933 Act and applicable state securities laws or pursuant to exemptions therefrom, proved in such latter case to the reasonable satisfaction of MIS and its counsel. The Warrant and each certificate representing any of the Underlying Shares shall bear a legend in substantial form to the following:

         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration statement for such securities under the Act; (2) An opinion of counsel acceptable to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not recommend any enforcement action in the event of the described, proposed transfer without registration under the Act."

         B. Registration Rights. Upon MIS' determination, exercised in good faith, that you have rendered the Financial Advisory Services under this Agreement through the applicable date and, based upon such performance through the applicable date, MIS has a reasonable expectation that you will continue to perform such Financial Advisory Services throughout the term of this Agreement, MIS shall include the Underlying Shares in any registration statement it intends to file under the 1933 Act after July 1, 2000, pursuant to which MIS seeks to register common shares either on its behalf or on behalf of other selling shareholders, at its sole cost and expense, subject, if applicable, to the consent of any lead underwriter.


         5. Representations as to Investment Intent. You represent to MIS that you are an accredited investor as that term is defined in Regulation D promulgated under the 1933 Act and that you are accepting the compensation represented by the Warrant and the Underlying Shares for your own account with no present intention to sell, distribute or otherwise transfer such securities. You acknowledge that you have negotiated in good faith with MIS for this compensation and further acknowledge that MIS has made no representations to you concerning the value or worth of the Warrant and the Underlying Shares.

         6. Term of Agreement. Except as may be expressly set forth herein to the contrary, the term of this Agreement shall be for a period of one (1) year subject, however, to earlier termination by MIS on 30 days written notice to you.

         7. Confidentiality. You agree , if you have not already done so, to execute and deliver MIS' Confidentiality Agreement and to annex it as Exhibit B hereto.

         8. Governing Law. We agree that this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         9. Assignment/Miscellaneous. Neither you nor MIS may assign any obligation, duty or right under this Agreement without the express written consent of the other party. This Agreement is for the benefit of you and MIS and our respective successors alone. Neither you nor MIS can modify or amend this Agreement except pursuant to a written instrument signed by both parties.

         Please indicate your acknowledgment of and agreement to the foregoing by signing your name where indicated below. We look forward to working with you and further developing a prosperous and mutually rewarding relationship.


                                Very Truly yours,

                                Magnitude Information Systems, Inc.

                                By:
                                Steven D. Rudnik
                                    President

Agreed to and accepted by:


Gary  J. Shemano, Individually,
and on behalf of The Shemano Group

                                  Exhibit 4.23
                                    ---------
                                                   Warrant to Purchase
                         _______ Shares of Common Stock

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


             Void after 5: 00 P.M. New York City time April 30, 2003


                          COMMON STOCK PURCHASE WARRANT
                                       OF
                       MAGNITUDE INFORMATION SYSTEMS, INC.
                          f/k/a PROFORMIX SYSTEMS, INC.


This is to certify that, FOR VALUE RECEIVED, __________________., or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Magnitude Information Systems, Inc., a Delaware corporation ("Company"), ______ shares of the Company's common stock, par value $.0001 per share ("Common Stock"), at an exercise price per share of $5.00 U.S., subject to adjustment as provided in this Warrant, at any time during the period commencing on April 30, 1999 ("Commencement Date") and ending on April 30, 2003, ("Exercise Period"). In the event that the last day of the Exercise Period shall be a day on which banking institutions in the State of New York are authorized by law to close for all or part of the day, then the Exercise Period shall expire on the next succeeding day which shall not be such a day. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may also be adjusted from time to time as hereinafter set forth. The exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

         (a) Exercise of Warrant. This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed to this Warrant duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, accompanied by payment of the Exercise Price of the Warrant Shares with respect to which the Warrant is being exercised, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. In the event that payment of the Exercise Price is made other than by wire transfer of funds or by a certified or official bank check acceptable to the Company, the Holder shall not be deemed to be the holder of the Warrant Shares until the proceeds of the payment shall be collected by the Company.

         (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

           (c) Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current value of such fractional share, determined as follows:

                    (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The NASDAQ Stock Market or other automated quotation system which provides information as to the last sale price, the current value shall be the reported last sale price of one share of Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the current value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

                    (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the reported last bid and asked prices of one share of Common Stock as reported by NASDAQ or the National Quotation Bureau, Inc. or other similar reporting service selected by the Company's board of directors, on the last business day prior to the date of the exercise of this Warrant, or

                    (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                    (d) Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Paragraph (j) of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.
           (e) Rights of the Holder. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth in this Warrant.

           (f)    Anti-Dilution Provisions.
                  (1) The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment in case the Company shall, subsequent to the date hereof
  (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split or (D) effect a recapitalization whereby the holders of the Common Stock receive in respect of or in exchange for such shares Holder securities of the Company, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares and/or other securities which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph (f)(1) shall occur, provided, however, that with respect to a recapitalization referred to in clause (D) of this Paragraph (f)(1), the Exercise Price shall not be adjusted, and the Holder shall be entitled to receive, upon payment of the Exercise Price per share, such securities as would have been represented by one share of Common Stock had the Warrant been exercised immediately prior to the record date relating to such transaction.

                (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraph (f)(1) of this Warrant, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and if any adjustment made pursuant to said Paragraph (f)(1) would result in an exercise price of less than the par value per share then, in such event, the Exercise Price per share shall be the par value per share.

                (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price provided, however, that any adjustments which by reason of this Paragraph (f)(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph (f) as it in its discretion shall determine to be advisable in order than any dividend or distribution payable or distributed to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                (4) The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                (5) In the event that at any time, as a result of an adjustment made pursuant to Paragraph (f)(1) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearlv equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraph (f)(1) of this Warrant.

                (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

        (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Paragraph (f) of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by first class mail, a copy of such certificate to the Holder or any such holder at such holder's address set forth in the Company's Warrant Register.

           (h) Notices to Warrant Holders. So long as this Warrant shall be outstanding (1) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (2) if the Company shall offer to all holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
  (3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this Paragraph (h) a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

           (i)    Reclassification, Reorganization or Merger.

         (1) Subject to the provisions of paragraph (1), in case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Paragraph (i) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be created as an issue of Common Stock covered by the provisions of Paragraph (f)of this Warrant.

                  (2) Notwithstanding the provisions of Paragraph (i)(1) of this Warrant, in the event that, as a result of any merger, consolidation or similar transaction, all of the holders of Common Stock receive and are entitled to receive no consideration other than cash in respect of their shares of Common Stock, then, at the effective time of the transaction, the rights to purchase Common Stock pursuant to the Warrants shall terminate, and the holders of the Warrants shall, notwithstanding any other provisions of this Warrant, receive in respect of each Warrant to purchase one (1) share of Common Stock, upon presentation of the Warrant the amount, if any, by which the consideration per share of Common Stock payable to the holders of Common Stock at such effective time exceeds the Exercise Price in effect on such effective date, without giving effect to the transaction, in the event that, subsequent to the effective time, additional cash or other consideration is payable to the holders of Common Stock of record as of the effective time, the same consideration shall be payable to the holders of the Warrants to the extent that the total cash then received by the holders of Common Stock exceeds the Exercise Price in effect at such effective date, without giving effect to the transaction, with the same effect as if the Warrants had been exercised on and as of such effective time. If the Exercise Price per share shall exceed the total consideration payable with respect to one (1) share of Common Stock, then this Warrant shall terminate and cease to be exercisable. In the event of any merger, consolidation, sale or lease of substantially all of the Company's assets or reorganization whereby the Company is not the surviving corporation in lieu of the provisions of Paragraph
(i)(1) of this Warrant, the Company may provide in the agreement relating to the transaction that each Warrant shall become, be converted into or be exchanged for, such securities of the surviving or acquiring corporation or other entity as has a value equal to the value of the Warrants, securities being issued in exchange therefor, to be determined by the Company's Board of Directors, such determination to be final, binding and conclusive on the Company and the holders of the Warrants

        (j) Transfer to Comply with the Securities Act of 1933. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                (1) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the "Securities Act"), with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Paragraph (j) with respect to any resale or other disposition of such securities, which agreement shall be satisfactory in form and substance to the Company and its counsel and an opinion of counsel for the transferor as to the availability of an exemption from the registration requirements of the Securities Act, such counsel and opinion to be acceptable in form and substance to the Company and its counsel or

                  (2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

         (k)    Registration Rights

                  (1) Piggyback Registration. During the five year period commencing on the Date of Closing pursuant to the Asset Purchase Agreement between Vanity Software Publishing Corporation and the Company of May 1, 1998 ("Agreement"), the Company shall include the shares of Common Stock underlying the Warrants (collectively, the "Shares" or "Registrable Securities"), in any registration statement that the Company files with the Securities and Exchange Commission, other than in connection with a merger or pursuant to Form S-4 or Form S-8 or other comparable forms relating to equity securities to be issued solely in connection with an acquisition of any entity or business, or equity securities issuable in connection with stock option or other employee benefit plans.

                (2) Cooperation with the Company. The Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares.

         (1) Governing Law

        The Warrant Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving option to conflicts of law principles.

Dated as of ________________

                           MAGNITUDE INFORMATION SYSTEMS, INC.
                           f/k/a PROFORMIX SYSTEMS, INC.

                           By: ______________________________________

                                  PURCHASE FORM
                          Dated: ______________, _____

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock and hereby makes payment of $_______________ in payment of the actual exercise price thereof


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Narne______________________________________________________
         (Please typewrite or print in block letters)

Signature___________________________________________________

Social Security or Employer Identification No. ________________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,
------------------------------------------------------
hereby sells, assigns and transfer unto
Name ________________________________________________
         (Please typewrite or print in block letters)
Address ______________________________________________
Social Security or Employer Identification No. ________________________________ the right to purchase Common Stock represented by this Warrant to the extent of ________________ shares as to which such right is exercisable and does hereby
irrevocably  constitute  and  appoint  __________________________   attorney  to
transfer the same on the books of the Company with full power of substitution.

Dated: ____________, _____

Signature ____________________________

Signature Medallion Guaranteed:
--------------------------

                                    EXHIBIT A

                          COMMON STOCK PURCHASE WARRANT

               For the Purchase of 200,000 Shares of Common Stock

                                       of

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                            (A Delaware Corporation)

     THIS CERTIFIES THAT, for value received Gary J. Shemano, having an address c/o The Shemano Group, 601 California Street. Suite 1850, San Francisco, California 94108 (the "Holder"), as owner of this Warrant (sometimes referred to herein as "Warrant"), is entitled to subscribe for, purchase and receive 200,000 fully paid and nonassessable shares of common stock (the "Common Stock"), of Magnitude Information Systems, Inc., a Delaware corporation (the "Company") at the price of $2.00 (U.S.) per share of Common Stock (the "Exercise Price"), upon payment of the Exercise Price in accordance with the provisions hereof at the principal office of the Company. If the subscription rights represented hereby shall not be exercised on or before the Expiration Date, this Warrant shall become and will be void without further force or effect, and all rights represented hereby shall cease and expire.

         This Warrant may be exercised subject to the following terms and conditions.

         (i)      Terms of Warrant.

                  Holder shall be entitled to purchase and receive 200,000 shares of Common Stock at the Exercise Price at any time on or before 5:00 p.m. Eastern Standard Time on March 15, 2003 (the "Expiration Date"), by paying the Exercise Price to the Company. Any notices required hereunder shall be in writing and may be delivered via U.S. Postal Service, personally or by any commercial delivery or overnight service to the Holder or Company at the respective addresses set forth herein for the same. Any attempted but undelivered notice sent via any method and for which a proof of attempted delivery therefor is issued and left at the appropriate address shall be deemed to be effective delivery.

         (ii)     Exercise of Warrant.

                  This Warrant may be exercised in whole or in part, in increments to purchase no less than 50,000 shares of Common Stock during the Exercise Period by surrendering the exercise form attached hereto (the "Exercise Form") duly executed by the Holder, to the Company at its principal office at 50 Tannery Road, Suite 8, Branchburg, New Jersey 08876 or at such other address as may be designated by the Company, and by simultaneously paying the Exercise Price in cash or check to the Company. The date of exercise shall be the date on which the completed Exercise Form and Exercise Price are tendered to the Company.
         (iii) Restricted Nature of  Warrant and Underlying Stock.

         This Warrant and the shares of Common Stock that underlie this Warrant are deemed "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"). No sale, offer to sell or transfer of this Warrant or any of the shares of Common Stock underlying this Warrant (the "Underlying Shares") may be made except pursuant to a registration statement filed pursuant to the 1933 Act and applicable State Securities Laws or pursuant to exemptions therefrom proved in such latter case to the reasonable satisfaction of the Company and its counsel. This Warrant and each certificate representing any of the Underlying Shares shall bear a legend in substantial form to the following:

         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration statement for such securities under the Act; (2) An opinion of counsel acceptable to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not recommend any enforcement action in the event of the described, proposed transfer without registration under the Act."

         (iv)     Disposition of Warrant or Underlying Shares.

         The Holder, by acceptance hereof, agrees that this Warrant shall not be assignable or transferable in whole or in part by Holder under any circumstances and that any attempted assignment or transfer shall immediately cause this Warrant to expire and be rendered null and void. In the event of the death of the Holder, all of the rights and obligations set forth in this Warrant shall automatically, by operation of law, be transferred to the Holder's estate or personal representative, as the case may be.

         (v) Registration Rights. The Company hereby agrees to include the Underlying Shares in any registration statement it may file under the 1933 Act at any time following the date hereof , at its sole cost and expense, seeking to register common shares on its behalf or on behalf of selling shareholders, subject, if applicable, to the consent of the lead underwriter.

         (vi) No Redemption. This Warrant shall not be called or redeemed by the Company at any time.

         (vii) Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (viii) Warrant Holder Not a Shareholder. The Holder of this Warrant, as such, shall not be entitled by reason of any term or provision set forth in this Warrant to any rights whatsoever as a shareholder of the Company.
         (ix) Taxes. The Company will pay all document and stamp taxes in connection with the issuance of this Warrant or the Common Shares that may be issued upon exercise hereof.

         (x) Miscellaneous. References herein describing this instrument as a "Warrant" or "Warrants", refer solely to the rights conferred upon the Holder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer as of the date set forth below



Dated:  _________________                   MAGNITUDE INFORMATION SYSTEMS, INC.


                                            By: _______________________
                                                Steven D. Rudnik, President

Form to be used to exercise Warrant:


                                           EXERCISE FORM

                                                    Date: ______________

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase 200,000 shares of Common Stock of Magnitude Information Systems, Inc. called for thereby.


                                          Signature: ________________________

                    Signature Guaranteed: __________________


                            INSTRUCTIONS FOR REGISTRATION OF STOCK



Name _____________________________


Address ___________________________



                                 **************

NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                   Exhibit 5.1
                                  April 7, 2000

                                Joseph J. Tomasek
                                 Attorney At Law
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876

Magnitude Information Systems, Inc.
50 Tannery Road, Unit 8
Branchburg, New Jersey 08876

Ladies and Gentlemen::

         I have acted as counsel for Magnitude Information Systems, Inc., a Delaware corporation ("Magnitude"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by Magnitude with the Securities and Exchange Commission (the "Commission') pursuant to the Securities Act of 1933 (the "Act"). The Registration Statement relates to up to 19,482,086 shares (the "Shares") of common stock, par value $.0001 per share (the "Common Stock").

         I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than Magnitude, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of Magnitude and others.

         Based on such examination, I am of the opinion that the Shares have been duly authorized for issuance and are validly issued, fully paid and non-assessable.

         I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me and this opinion in the prospectus that forms a part of the Registration Statement.

                                                       Very truly yours,

                                                       /s/ Joseph J. Tomasek
                                                      Joseph J. Tomasek, Esq.

                                  Exhibit 23.1


                                 ROSENBERG RICH
                                  BAKER BERMAN
                                   & COMPANY
                               380 Foothill Road
                                 P.O. Box 6483
                         Bridgewater, New Jersey 08807



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Magnitude Information Systems, Inc. and Subsidiaries

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Magnitude Information
Systems, Inc. and Subsidiaries of our report dated March 24, 2000 on the consolidated financial statements of Magnitude Information Systems, Inc. and Subsidiaries appearing as Exhibit A in the annual report on Form 10-KSB for the fiscal year ended December 31, 1999, and to all references to our Firm included in this Form S-3 Registration Statement.



/s/ Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
April 7, 2000